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                                                                    EXHIBIT 2.1



================================================================================





                            STOCK PURCHASE AGREEMENT


                                 by and between


                                POPMAIL.COM, INC.

                                   Purchaser,

                                       and

                                FAN ASYLUM, INC.,

                                     Seller

                                       and

                                   TIM MCQUAID

                                   Shareholder









                           --------------------------

                                  June 14, 2000
                           --------------------------




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                               TABLE OF CONTENTS
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ARTICLE I         Purchase and Sale of Shares.....................................................................7
         Purchase of Shares from Shareholders.....................................................................7
         Purchase Price for Shares................................................................................7
         Payment of the Purchase Price............................................................................7
         Closing..................................................................................................8
         Audited Closing Balance Sheet............................................................................7
         Adjustments to Purchase Price............................................................................8
ARTICLE II        Representations and Warranties of Purchaser.....................................................9
         Organization and Corporate Authority....................................................................10
         Agreement Not in Breach of Other Instruments............................................................10
         Investment Representation...............................................................................10
         No Legal Bar............................................................................................10
         Brokers.................................................................................................10
ARTICLE III       Representations and Warranties of Shareholders Regarding Shareholders and the Purchase
         Price Shares............................................................................................10
         Organization and Authority..............................................................................10
         Title to Shares.........................................................................................11
         Brokerage Fees..........................................................................................11
         Agreement Not in Breach of Other Instruments............................................................11
         No Legal Bar............................................................................................11
         Regulatory Approvals....................................................................................11
         Due Execution; Enforceability...........................................................................11
         No Other Agreements to Sell the Assets or Capital Stock of Fan Asylum or its Subsidiaries...............12
         Investment Representation...............................................................................12
ARTICLE IV        Representations and Warranties of Shareholders Regarding Fan Asylum and its
         Subsidiaries............................................................................................12
         Organization, Authority and Purpose.....................................................................12
         Financial Statements....................................................................................12
         Absence of Certain Changes..............................................................................13
         Charter Documents.......................................................................................13
         Real Property...........................................................................................14
         Leaseholds..............................................................................................14
         Tangible Personal Property..............................................................................15
         Capitalization..........................................................................................16
         Subsidiaries............................................................................................16
         Agreement Not in Breach of Other Instruments............................................................17
         Insurance...............................................................................................17
         Employee Benefit Matters................................................................................17
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         Tax Matters.............................................................................................20
         Litigation..............................................................................................23
         Suppliers...............................................................................................23
         Banking Facilities......................................................................................23
         Indebtedness to and from Officers, Directors and Stockholders; Insider Transactions.....................23
         Personnel...............................................................................................24
         Powers of Attorney and Suretyships......................................................................24
         Contracts...............................................................................................24
         Accounts Receivable; Accounts Payable; Inventory........................................................25
         Compliance with Law; Permits............................................................................26
         No Undisclosed Liabilities..............................................................................26
         Environmental Matters...................................................................................27
         Approvals...............................................................................................29
         Intellectual Property...................................................................................29
         Labor and Employment Agreements.........................................................................30
         Entire Business.........................................................................................31
         Warranties..............................................................................................31
         Debt....................................................................................................31
         Predecessor Entities....................................................................................31
         Other Information.......................................................................................32
ARTICLE V         Certain Covenants, Understandings and Agreements...............................................32
         Tax Covenants...........................................................................................32
         Conditions..............................................................................................33
         Waiver and Release by Shareholders......................................................................33
ARTICLE VI        Conditions to Obligations of Purchaser.........................................................35
         Representations and Warranties..........................................................................35
         Performance of Shareholders and Fan Asylum..............................................................36
         Opinions of Shareholders Counsel........................................................................36
         No Adverse Change.......................................................................................36
         Consents................................................................................................36
         Tax Certifications......................................................................................36
         Legal Actions or Proceedings............................................................................36
         No Injunction...........................................................................................36
         Loss....................................................................................................36
         Deliveries..............................................................................................37
         Searches................................................................................................37
ARTICLE VII       Conditions to Obligations of the Shareholders..................................................38
         Representations and Warranties..........................................................................38
         Performance of Covenants................................................................................38
         Opinion of Purchaser's Counsel..........................................................................38
         No Injunction...........................................................................................38
         Legal Action or Proceedings.............................................................................38
ARTICLE VIII      Covenant Not To Compete........................................................................38

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         Noncompetition..........................................................................................39
         Nonsolicitation.........................................................................................39
         Restricted Business.....................................................................................39
         Engage or Be Interested, Directly or Indirectly.........................................................39
         Injunctive Relief.......................................................................................39
         Extension for Breach....................................................................................39
         Confidential Information................................................................................39
         Public Statements.......................................................................................40
ARTICLE IX        Indemnification................................................................................40
         Indemnification by the Shareholders.....................................................................40
         Generally...............................................................................................40
         Deductible and Limitation Amount........................................................................41
         Limitation on Indemnification...........................................................................41
         Exceptions to Limitations...............................................................................41
         Third-Party Claims......................................................................................41
         Independent Claims......................................................................................42
         Manner of Indemnification...............................................................................43
         Non-Waiver..............................................................................................43
         Taxes...................................................................................................43
         Indemnification by Purchaser............................................................................43
         Generally...............................................................................................43
         Deductible..............................................................................................43
         Limitation on Indemnification...........................................................................43
         Exceptions to Limitations...............................................................................44
         Third-Party Claims......................................................................................44
         Independent Claims......................................................................................44
         Manner of Indemnification...............................................................................45
         Non-Waiver..............................................................................................45
         Taxes...................................................................................................45
         Tax Indemnifications....................................................................................45
         Indemnification of Purchaser Indemnified Parties........................................................45
         Exclusion from Indemnification of Purchaser Indemnified Parties.........................................45
         Indemnification of SP Indemnified Parties...............................................................46
         Straddle Periods........................................................................................46
         Procedures Relating to Indemnification of Tax Claims....................................................46
         Manner of Indemnification...............................................................................47
         Tax Refunds.............................................................................................47
         Limitations.............................................................................................48
         Survival of Representations and Warranties..............................................................48
         Waiver of Subrogation and Other Rights..................................................................48
ARTICLE X         Miscellaneous..................................................................................48
         Notices.................................................................................................48
         Knowledge...............................................................................................49

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         Assignability and Parties in Interest...................................................................49
         Dispute Resolution......................................................................................49
         Governing Law...........................................................................................50
         Counterparts............................................................................................50
         Publicity...............................................................................................50
         Complete Agreement......................................................................................50
         Modifications, Amendments and Waivers...................................................................50
         Severability............................................................................................51
         Payment of Expenses.....................................................................................51
         Further Assurances......................................................................................51
         Facsimile Execution.....................................................................................52
         Interpretation..........................................................................................52
         Negotiations............................................................................................52
         Jurisdiction and Venue..................................................................................52
ARTICLE I -   Purchase and Sale of Shares
                  1.01     Purchase of Shares from Shareholder....................................................1
                  1.02     Purchase Price for Shares.  ...........................................................1
                  1.03     Payment of the Purchase Price..........................................................1
                  1.04     Escrow.................................................................................2
                  1.05     Closing................................................................................2
                  1.07     Loss, Destruction, Condemnation or Damage to Assets....................................2

ARTICLE II -  Shareholder.........................................................................................2
                  2.01     Designation............................................................................2
                  2.02     Authority..............................................................................2
                  2.03     Resignation............................................................................3
                  2.04     Reliance by Third Parties on Shareholder's Authority...................................3
                  2.05     Exculpation and Indemnification........................................................3

ARTICLE III - Representations and Warranties of Purchaser.........................................................4
                  3.01     Organization and Corporate Authority...................................................4
                  3.02     Agreement Not in Breach of Other Instruments...........................................4
                  3.03     Investment Representation..............................................................4
                  3.04     No Legal Bar...........................................................................4
                  3.05     Brokers................................................................................4

ARTICLE IV -  Representations and Warranties of Shareholder Regarding
                  Shareholder and the Shares......................................................................5
                  4.01     Organization and Authority.............................................................5
                  4.02     Title to Shares........................................................................5
                  4.03     Brokerage Fees.........................................................................5
                  4.04     Agreement Not in Breach of Other Instruments...........................................5
                  4.05     No Legal Bar...........................................................................6
                  4.06     Regulatory Approvals...................................................................6
                  4.07     Due Execution; Enforceability..........................................................6
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                  4.08     No Other Agreements to Sell the Assets or Capital Stock of
                           Fan Asylum or its Subsidiaries.........................................................6

ARTICLE V -   Representations and Warranties of Shareholder Regarding
                  Fan Asylum and its Subsidiaries.................................................................6
                  5.01     Organization, Authority and Purpose....................................................6
                  5.02     Financial Statements...................................................................7
                  5.03     Absence of Certain Changes.............................................................7
                  5.04     Charter Documents......................................................................8
                  5.05     Leased Property........................................................................8
                  5.06     Leaseholds.............................................................................8
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                  5.07     Tangible Personal Property............................................................10
                  5.08     Capitalization........................................................................10
                  5.09     Subsidiaries..........................................................................11
                  5.10     Agreement Not in Breach of Other Instruments..........................................11
                  5.11     Insurance.............................................................................11
                  5.12     Employee Benefit Matters..............................................................12
                  5.13     Tax Matters...........................................................................14
                  5.14     Litigation............................................................................17
                  5.15     Suppliers.............................................................................18
                  5.16     Banking Facilities....................................................................18
                  5.17     Indebtedness to and from Officers, Directors and Stockholders;
                           Insider Transactions..................................................................18
                  5.18     Personnel.............................................................................18
                  5.19     Powers of Attorney and Suretyships....................................................18
                  5.20     Contracts.............................................................................18
                  5.21     Accounts Receivable; Accounts Payable; Inventory......................................19
                  5.22     Compliance with Law; Permits..........................................................20
                  5.23     No Undisclosed Liabilities............................................................21
                  5.24     Environmental Matters.................................................................21
                  5.25     Approvals.............................................................................23
                  5.26     Intellectual Property.................................................................23
                  5.27     Labor and Employment Agreements.......................................................24
                  5.28     Year 2000.............................................................................25
                  5.29     Entire Business.......................................................................25
                  5.30     Product Liability Claims..............................................................25
                  5.31     Warranties............................................................................26
                  5.32     Debt..................................................................................26
                  5.33     Predecessor Entities..................................................................26
                  5.34     Other Information.....................................................................26

ARTICLE VI - Certain Covenants, Understandings and Agreements....................................................26
                  6.01     Conduct of the Business...............................................................26

                  6.03     Conduct of the Business...............................................................26
                  6.02     Interim Financial Statements of Fan Asylum............................................28
                  6.03     Access................................................................................28
                  6.04     Exclusive Dealing.....................................................................29
                  6.05     Supplements...........................................................................29
                  6.06     Tax Covenants.........................................................................29
                  6.07     Conditions............................................................................31
                  6.08     Waiver and Release by Shareholder.....................................................31
                  6.09     Put Right.............................................................................31
                  6.10     Working Capital.......................................................................31
                  6.13     Employees.............................................................................32

ARTICLE VII - Conditions to Obligations of Purchaser.............................................................32
                  7.01     Representations and Warranties........................................................32
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                  7.02     Performance of Shareholder and Fan Asylum.............................................32
                  7.03     Opinions of Shareholder's Counsel.....................................................33
                  7.04     No Adverse Change.....................................................................33
                  7.05     Consents..............................................................................33
                  7.06     Tax Certifications....................................................................33
                  7.07     Legal Actions or Proceedings..........................................................33
                  7.08     No Injunction.........................................................................33
                  7.09     Loss..................................................................................33
                  7.10     Deliveries............................................................................33
                  7.11     Searches..............................................................................34
                  7.12     Broker................................................................................34
                  7.13     Capital Event.........................................................................34

ARTICLE VIII - Conditions to Obligations of Shareholder..........................................................34
                  8.01     Representations and Warranties........................................................35
                  8.02     Performance of Covenants..............................................................35
                  8.03     Opinion of Purchaser's Counsel........................................................35
                  8.04     No Injunction.........................................................................35
                  8.05     Legal Action or Proceedings...........................................................35

ARTICLE IX - Covenant Not To Compete.............................................................................35
                  9.01     Noncompetition........................................................................35
                  9.02     Nonsolicitation.......................................................................36
                  9.03     Restricted Business...................................................................36
                  9.04     Engage or Be Interested, Directly or Indirectly.......................................36
                  9.05     Injunctive Relief.....................................................................36
                  9.06     Extension for Breach..................................................................36
                  9.07     Confidential Information..............................................................36
                  9.08     Public Statements.....................................................................36

 ARTICLE X - Indemnification.....................................................................................37
                  10.01    Indemnification by Shareholder........................................................37
                           (a)      Generally....................................................................37
                           (b)      Deductible and Limitation Amount.............................................38
                           (c)      Limitation on Indemnification................................................38
                           (d)      Exceptions to Limitations....................................................38
                           (e)      Third-Party Claims...........................................................39
                           (f)      Independent Claims...........................................................40
                           (g)      Manner of Indemnification....................................................40
                           (h)      Non-Waiver...................................................................40
                           (i)      Taxes........................................................................40
                  10.02    Indemnification by Purchaser..........................................................40
                           (a)      Generally....................................................................40
                           (b)      Deductible...................................................................40
                           (c)      Limitation on Indemnification................................................40
                           (d)      Exceptions to Limitations....................................................40
                           (e)      Third-Party Claims...........................................................41
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                           (f)      Independent Claims...........................................................41
                           (g)      Manner of Indemnification....................................................41
                           (h)      Non-Waiver...................................................................42
                           (i)      Taxes........................................................................42
                  10.03    Tax Indemnifications..................................................................42
                           (a)      Indemnification of Purchaser Indemnified Parties.............................42
                           (b)      Exclusion from Indemnification of Purchaser Indemnified Parties..............42
                           (c)      Indemnification of SP Indemnified Parties....................................43
                           (d)      Straddle Periods.............................................................43
                           (e)      Procedures Relating to Indemnification of Tax Claims.........................43
                           (f)      Manner of Indemnification....................................................44
                           (g)      Tax Refunds..................................................................45
                           (h)      Limitations..................................................................45
                  10.04    Survival of Representations and Warranties............................................45
                  10.05    Waiver of Subrogation and Other Rights................................................45

ARTICLE XI  - Termination........................................................................................45
                  11.01    Termination...........................................................................46
                  11.02    Effect of Termination.................................................................46
ARTICLE XII - Miscellaneous......................................................................................47
                  12.01    Notices...............................................................................47
                  12.02    Knowledge.............................................................................47
                  12.03    Assignability and Parties in Interest.................................................48
                  12.04    Dispute Resolution....................................................................48
                  12.05    Governing Law.........................................................................48
                  12.06    Counterparts..........................................................................48
                  12.07    Publicity.............................................................................49
                  12.08    Complete Agreement....................................................................49
                  12.09    Modifications, Amendments and Waivers.................................................49
                  12.10    Severability..........................................................................49
                  12.11    Payment of Expenses...................................................................49
                  12.12    Further Assurances....................................................................50
                  12.13    Facsimile Execution...................................................................50
                  12.14    Interpretation........................................................................50
                  12.15    Negotiations..........................................................................50
                  12.16    Jurisdiction and Venue................................................................50

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                             EXHIBITS AND SCHEDULES

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Exhibit A                  Escrow Agreement
Exhibit B                  Opinion of Seller's Counsel
Exhibit C                  Opinion of Purchaser's Counsel
Exhibit D                  Shareholder Employment Agreement
Exhibit E                  Lease Agreement
Exhibit F                  Registration Rights Agreement
Exhibit G                  Artists
Exhibit H                  Letter of Credit
Exhibit I                  Artists Agreement
Exhibit J                  Pledge Agreement

SCHEDULE 1.03              Cash Payment
SCHEDULE 1.05(a)           Preliminary Balance Sheet
SCHEDULE 4.01              Foreign Jurisdictions
SCHEDULE 4.08              Capitalization
SCHEDULE 4.02              Financial Statements
SCHEDULE 4.03              Certain Changes
SCHEDULE 4.04              Charter Documents and Good Standing
SCHEDULE 4.06              Leased Property
SCHEDULE 4.07              Tangible Personal Property
SCHEDULE 4.09              Subsidiaries
SCHEDULE 4.10              Agreements and Other Agreements not in Breach
SCHEDULE 4.11              Insurance
SCHEDULE 4.12(a)           Employee Benefit Plans
SCHEDULE 4.12(c)           Qualified Plan
SCHEDULE 4.12(d)           Multi-Employer Plans
SCHEDULE 4.12(i)           Former Employees Coverage
SCHEDULE 4.13(a)           Tax Agreement
SCHEDULE 4.13(h)           Taxable Years of Fan Asylum and Subsidiaries
SCHEDULE 4.13(i)           Action, Suit or Proceeding
SCHEDULE 4.13(k)           Tax Adjustments
SCHEDULE 4.14              Litigation
SCHEDULE 4.16              Banking Facilities
SCHEDULE 4.17              Insider Transactions
SCHEDULE 4.18              Key Employees
SCHEDULE 4.20              Contracts
SCHEDULE 4.22              Permits
SCHEDULE 4.24              Environmental Matters
SCHEDULE 4.25              Approvals
SCHEDULE 4.26              Intellectual Property
SCHEDULE 4.27              Labor and Employment Agreements
SCHEDULE 4.29              Warranties
SCHEDULE 4.32              Liabilities Assumed from Old Corporation

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SCHEDULE 6.12              Employment Agreements


                                       vi
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         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 14th day of June, 2000, by and between POPMAIL.COM, INC., a Minnesota corporation ("PURCHASER"), FAN ASYLUM, INC., a California corporation, and Tim McQuaid, a California resident ("SHAREHOLDER").

         WHEREAS, Shareholder owns all of the issued and outstanding capital stock (collectively, the "SHARES") of FAN ASYLUM, INC. which owns all of the issued and outstanding capital stock of FAN ASYLUM JAPAN LTD., a foreign normal corporation formed under the laws of Japan and FAN ASYLUM EUROPE LIMITED, a Private Company Limited by Shares incorporated in England under the Companies Act of 1985 (as amended by the Companies Act of 1989) (collectively, "FAN ASYLUM" (any reference to Fan Asylum will include all Predecessor (as defined herein) including but not limited to entities from whom Fan Asylum acquired assets); and

         WHEREAS, Purchaser desires to purchase, and Shareholder desires to sell to Purchaser, all of the Shares on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                           Purchase and Sale of Shares

         1.01 Purchase of Shares from Shareholder. On the terms and subject to the conditions set forth herein, at the Closing (as defined herein), Shareholder shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Shareholder, the Shares on the terms and subject to the conditions set forth in this Agreement. At the Closing, Shareholder shall deliver to Purchaser certificates evidencing the Shares duly endorsed for transfer, and all such other documentation as is necessary and helpful as determined by Purchaser to transfer the Shares to Purchaser.

         1.02 Purchase Price for Shares. The aggregate purchase price (the "PURCHASE PRICE") to be paid by Purchaser for the Shares shall be Nine Million Dollars ($9,000,000).

         1.03 Payment of the Purchase Price. The Purchase Price shall be paid by the delivery of Purchaser common stock (the "COMMON STOCK") in such number of shares to equal the Purchase Price which will be delivered into escrow as set forth below and in Section 1.09. The number of shares of Common Stock to equal the Purchase Price (the "PURCHASE PRICE SHARES") shall be determined two (2) business days prior to the Closing Date (the "PRE-CLOSING DATE") and will be based on the average closing share price for the Common Stock for the twenty
(20) business days prior to the Pre-Closing Date as listed on the Nasdaq Stock Market; provided, however, in the event the per share price of the Common Stock used to calculate the number of Purchase Price Shares is less than $2.50 per share of Common Stock, then (i) the Purchase Price shall be $2.50 per share of Common Stock and (ii) the reset provisions of Section 5.5 of this Agreement may apply, subject to the terms of such Section. The Purchase Price Shares shall be divided into two categories as follows: Two Million Dollars in Purchase Price Shares shall be deemed the "INITIAL SHARES" and Seven Million Dollars of the Purchase Price Shares shall be deemed the "EARN OUT SHARES" which will only be earned by Shareholder pursuant to Section 1.09 of this Agreement (in the event the actual Purchase Price is less than Nine Million Dollars, the Purchase Price Shares shall be divided into the respective categories as follows: Two Million Dollars of the Purchase Price Shares shall be deemed the INITIAL SHARES and the remaining Purchase Price Shares shall be deemed the EARN OUT SHARES; provided, however, the Initial Shares (and then the Earn Out Shares to the extent necessary) shall be reduced by an amount equal to the Purchase Adjustment as set forth in Section 1.07 of this Agreement).

         1.04 Escrow. At the Closing, Purchaser shall deposit with the Escrow Agent (the "ESCROW AGENT") as set forth in the Escrow Agreement (the "ESCROW AGREEMENT") attached hereto as EXHIBIT A, the Initial Shares (the "ESCROWED SHARES" which shall include any Earn Out Shares deposited in escrow pursuant to
Section 1.09), which will be held by the Escrow Agent and disbursed in accordance with the terms and conditions of this Agreement and the Escrow Agreement. All fees and expenses of the Escrow Agent under the Escrow Agreement ("Agent Fees") shall be paid by or for the account of Purchaser in accordance with the terms and conditions of the Escrow Agreement.

         1.05 Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Maslon Edelman Borman & Brand, LLP, at 10:00 a.m., Minneapolis time, on June 14, 2000 (the "CLOSING DATE"), unless Shareholder and Purchaser agree in writing upon a different time, date or place, provided all of the conditions to the Closing contained herein have been satisfied or waived in writing on or prior to the Closing Date.

         1.06 Audited Closing Balance Sheet.

                  a. Purchaser shall prepare and shall cause Grant Thornton LLP (the "SPECIAL AUDITORS") to audit, as soon as practicable after the Closing Date, but in no event later than ninety (90) days after the Closing Date, a balance sheet, income statements and other records (the "CLOSING BALANCE SHEET") of Fan Asylum and its Subsidiaries (as defined herein) prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") reflecting Fan Asylum's and its Subsidiaries' assets, liabilities, stock holders' equity and revenue (the "AUDITED CLOSING BALANCE SHEET") as of the year ending December 31, 1999. The Special Auditors shall also prepare a supplemental revenue schedule (the "Revenue Schedule") which states the revenue of Fan Asylum for the year ending December 31, 1999 in accordance with GAAP except that ticket revenue will be recorded based upon Fan Asylum's historical practices. Upon completion of the audit, Purchaser shall deliver a copy of the Audited Closing Balance Sheet to Shareholder. Shareholder shall assist Purchaser in preparation of the Closing Balance Sheet if requested by Purchaser.

                  b. Within ten (10) days after the Shareholder's receipt of the Audited Closing Balance Sheet, Shareholder shall notify Purchaser in writing of any items of dispute with respect to the Audited Closing Balance Sheet. If any differences are not resolved by agreement of the Shareholder and Purchaser within thirty (30) days after delivery of such statement of objections, such differences shall be submitted by any affected party for resolution to a big five accounting firm agreed upon by the parties (the "Resolution Auditors"). The determination of the Resolution Auditors shall be set forth in a written report delivered to the parties and shall be final and binding upon all parties. Shareholder and Purchaser shall equally split the fees and expenses of the Resolution Auditors employed pursuant to this paragraph.

         1.07 Adjustments to Purchase Price. The Purchase Price shall be decreased by the greater of the following three adjustments: in the event that the (i) actual gross revenue ("GROSS REVENUE") as set forth on the Revenue
Schedule is less than ninety percent (90%) of Five Million Two Hundred Fifty Thousand Dollars

($5,250,000.00) (the "BASE REVENUE"), the Purchase Price shall be decreased by ten percent (10%), (ii) actual net assets (net assets minus net liabilities) ("NET ASSETS") as of the Closing Date as determined by Purchaser by March 8, 2001 are more than $100,000.00 less than ($193,542.00) (the "BASE ASSETS"), the Purchase Price shall be decreased dollar for dollar based upon the short fall of Net Assets from the Base Assets, or (iii) actual net income ("NET INCOME") as set forth in the Audited Closing Balance Sheet is more than $100,000.00 less than ($126,000) (the "BASE INCOME"), the Purchase Price shall be decreased by ten percent (10%) for every $100,000, or portion thereof, the Net Income is less than Base Income (the "PAYMENT ADJUSTMENT"), and the Escrow Agent shall promptly return the number of Purchase Price Shares (rounded up to the nearest whole number) which equals the Payment Adjustment. The Payment Adjustment, if any, shall first be made with the Earn Out Shares. For purposes of calculating Net Assets in Section 1.07(ii), the fixed asset amount shall be taken from the April 30, 2000 balance sheet delivered to Purchaser. In calculating all amounts under
Section 1.07, the revenue of the Subsidiaries shall be consolidated with Fan Asylum.

         1.08 Payment Adjustment Earn Back. In the event that the GAAP gross revenue for Fan Asylum for the year ended December 31, 2001 is equal to or greater than Ten Million Dollars ($10,000,000) or the GAAP net income of Fan Asylum for the year ended December 31, 2001 is equal to or greater than Eight Hundred Thousand Dollars ($800,000), Purchaser shall return the Payment Adjustment to Shareholder only to the extent that Shareholder would have been entitled to such Purchase Price Shares making up the Payment Adjustment pursuant to the terms of this Agreement and the Escrow Agreement within sixty (60) days after the Purchaser's audit for the year ended December 31, 2001 is finalized and the foregoing numbers are determined.

         1.09 Earn Out Shares. Notwithstanding the amount of the Purchase Price, Shareholder shall have no rights to or in the Earn Out Shares until such Earn Out Shares, if any, become "Vested Earn Out Shares" as defined below at which time Purchaser shall contribute such Vested Earn Out Shares to the Escrow Agent to be deposited in the Earn Out Shares Account (as defined in the Escrow Agreement) to be distributed as set in the Escrow Agreement; provided, however, Purchaser shall only be obligated to make such deposits of Vested Earn Out Shares, if any, with the Escrow Agent three business days prior to the nine month anniversary of the Closing Date and on the one year anniversary of the Closing Date. If any Earn Out Shares have not become Vested Earn Out Shares as of the one year anniversary of the Closing Date (the "UNVESTED EARN OUT SHARES"), Purchaser's obligations with respect to and Shareholder's rights to the Unvested Earn Out Shares under this Agreement and the Escrow Agreement shall immediately terminate. Ten percent (10%) of the Earn Out Shares shall become vested ("VESTED EARN OUT SHARES ") for each three (3) additional artists set forth on EXHIBIT G (the "ARTISTS") with whom Fan Asylum executes agreements following the Closing Date but prior to the one year anniversary of the Closing Date in the form of agreement attached hereto as EXHIBIT I (the "ARTIST AGREEMENT") (or such other form of agreement as approved by Purchaser's Board of Directors) (all of the Earn Out Shares shall become Vested Earn Out Shares upon executing an Artist Agreement with thirty (30) of the Artists). In the event that the Artist Agreement is not finalized on the date of this Agreement and is marked as a "draft", Fan Asylum and Purchaser shall negotiate the final form of the Artist Agreement in good faith based upon the form attached hereto as
EXHIBIT I.

                                   ARTICLE II

                  Representations and Warranties of Purchaser.

         Purchaser represents and warrants to Shareholder that:

         2.01 Organization and Corporate Authority. Purchaser is organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed in connection herewith by Purchaser have been (or upon execution will have been) duly executed and delivered by Purchaser, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as the same may be subject to general principles of equity or limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws.

         2.02 Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement and all other agreements contemplated herein to be executed by Purchaser and the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, (a) any material agreement, contract, commitment, permit, indenture or other instrument to which Purchaser is a party or by which its assets are bound or (b) the Articles of Incorporation or Bylaws of Purchaser.

         2.03 Investment Representation. Purchaser is purchasing the Shares for its own account with the present intention of holding the Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Shares in violation of any applicable securities law.

         2.04 No Legal Bar. Purchaser is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against Purchaser which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

         2.05 Brokers. No broker or finder has acted for Purchaser or any Affiliate of Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser or any Affiliate of Purchaser.


                                   ARTICLE III

                        Representations and Warranties of
                Shareholder Regarding Shareholder and the Shares

         Shareholder represents and warrants to Purchaser that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         3.01 Organization and Authority. Shareholder has executed and delivered this Agreement, all other agreements set forth herein or contemplated hereby and any other document or instrument delivered by Shareholder or entered into as part of the transactions contemplated herein or hereby (the "OTHER AGREEMENTS") and has full and adequate authority to perform Shareholder's obligations hereunder.

Shareholder is of legal capacity and has full power and authority to execute and deliver this Agreement and the Other Agreements, and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Shareholder, enforceable in accordance with its terms and conditions. Shareholder need not give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement

         3.02 Title to Shares. Shareholder has good title to his Shares free and clear of any and all covenants, conditions, demands, subscriptions, commitments, warrants, proxies, restrictions, shareholder agreements, voting trust arrangements, liens, charges, encumbrances, community property or quasi-community property interests, options, adverse claims or rights whatsoever. Upon consummation of the purchase contemplated hereby, Purchaser will acquire from Shareholder good title to his Shares, free and clear of all covenants, liabilities, obligations, conditions, demands, subscriptions, commitments, warrants, proxies, restrictions, shareholder agreements, voting trust arrangements, liens, charges, encumbrances, community property or quasi-community property interests, options, adverse claims or rights whatsoever. No person other than Shareholder has any beneficial or legal ownership to his Shares.

         3.03 Brokerage Fees. No broker or finder has acted for Shareholder in connection with this Agreement or the Other Agreements, and no broker or finder is entitled to any broker or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Shareholder.

         3.04 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement and the Other Agreements, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, (a) any agreement, contract, commitment, permit, indenture or other instrument to which Shareholder is a party or by which Shareholder or his, her or its assets or the Shares are bound, including but not limited to any trust agreement or any agreement or instrument related thereto, or (b) any law, statute or regulation or any judgment, decree, order or award of any court, governmental body or arbitrator to which Shareholder or any of his, her or its assets or the Shares are subject.

         3.05 No Legal Bar. Shareholder is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against Shareholder which questions the validity of this Agreement or the Other Agreements.

         3.06 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Shareholder from any governmental authority in order to permit the consummation of the transactions contemplated by this Agreement or the Other Agreements have been obtained and satisfied, or will have been obtained and satisfied as of the Closing Date.

         3.07 Due Execution; Enforceability. This Agreement and the Other Agreements have been (or upon execution will have been) duly executed and delivered by Shareholder and have been effectively authorized by all necessary action, corporate or otherwise, and, constitute (or upon execution will constitute) legal, valid and binding obligations of Shareholder enforceable in accordance with their respective terms, except as the same may be subject to general principles of equity or limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws.

         3.08 No Other Agreements to Sell the Assets or Capital Stock of Fan Asylum or its Subsidiaries. None of Shareholder, Fan Asylum or its Subsidiaries has, any legal obligation, absolute or contingent, to any other person or entity to sell or effect a sale of the assets of Fan Asylum or its Subsidiaries, to sell or effect a sale of any of the capital stock of Fan Asylum or its Subsidiaries or to effect any merger, consolidation or other reorganization of Fan Asylum or its Subsidiaries or to enter into any agreement or cause the entering into of an agreement with respect thereto.

         3.09 Investment Representation. Shareholder is purchasing the Purchase Price Shares for his own account with the present intention of holding the Purchase Price Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Purchase Price Shares in violation of any applicable securities law.

                                   ARTICLE IV

                        Representations and Warranties of
              Shareholder Regarding Fan Asylum and its Subsidiaries

         Shareholder represents and warrants to Purchaser that, the following representations and warranties are true and correct as of the date hereof and will be, as of the Closing Date, true and correct:

         4.01 Organization, Authority and Purpose. Each of Fan Asylum and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as it is now, and has since its formation been, conducted and is duly authorized to own the properties and assets it now owns. Each of Fan Asylum and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" shall mean any matter which, either individually or in the aggregate, could or does have a material adverse effect on the Shares or the assets, business, financial condition, results of operations or prospects of Fan Asylum or its Subsidiaries. The jurisdiction of incorporation of each of Fan Asylum and its Subsidiaries and each jurisdiction in which they are qualified to do business as a foreign corporation is listed in
SCHEDULE 4.01. Except as set forth in SCHEDULE 4.01, none of Fan Asylum or its Subsidiaries owns, of record or beneficially, or control, directly or indirectly, any equity interest in any entity (each, a "SUBSIDIARY," and collectively, "SUBSIDIARIES"). Fan Asylum and its Subsidiaries each have full power and authority to perform its obligations under this Agreement and the Other Agreements and no other authority, whether by directors, shareholders or otherwise, is necessary to execute, deliver or consummate this Agreement or the Other Agreements. SCHEDULE 4.01 lists and describes each and every predecessor (whether direct or indirect) corporation or entity to Fan Asylum or its Subsidiaries and describes each and every assumed name or trade name such predecessors, Fan Asylum or its Subsidiaries have used or had rights to during the past ten (10) years.

         4.02 Financial Statements. SCHEDULE 4.02 contains the unaudited balance sheets of Fan Asylum and its Subsidiaries as of December 31, 1999, and the related statements of earnings for the fiscal years then ended and the notes related thereto (the "FINANCIAL STATEMENTS"). SCHEDULE 4.02(a)(ii) contains the unaudited consolidated and consolidating balance sheets of Fan Asylum and its Subsidiaries as of April 30, 2000, and the related consolidated and consolidating statements of earnings for the period then ended. The April 30, 2000 financial statements and all subsequent financial statements of Fan Asylum and its Subsidiaries through Closing, shall collectively be referred to as the "INTERIM FINANCIAL STATEMENTS". The Financial Statements and, subject to the exceptions hereinafter set forth in this Section 4.02, the Interim

Financial Statements (i) were prepared in accordance with the books and records of Fan Asylum and its Subsidiaries, respectively; (ii) were prepared in accordance with accounting principles consistently applied, consistent with past practices; (iii) fairly present Fan Asylum's and its Subsidiaries' respective financial condition and the results of their operations as at the relevant dates thereof and for the periods covered thereby; and (iv) are true and accurate. For purposes of this Agreement, "BALANCE SHEET" means the balance sheets of each of Fan Asylum and its Subsidiaries as of April 30, 2000 (the "BALANCE SHEET DATE").

         4.03 Absence of Certain Changes. Except as set forth on SCHEDULE 4.03, since the Balance Sheet Date, each of Fan Asylum and its Subsidiaries has conducted its business in the ordinary course of business substantially consistent with past practice and there has not been (i) any declaration or payment of distributions or dividends by Fan Asylum or its Subsidiaries or any intercompany transfer of assets of any kind whatsoever by Fan Asylum or its Subsidiaries; (ii) any transaction not in the ordinary course of business (for purposes of this Agreement, "ordinary course of business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency)); (iii) any change in the business, results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or business of Fan Asylum or its Subsidiaries that has had or is reasonably likely to have, with the passage of time or otherwise, a Material Adverse Effect; (iv) any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably likely to have, with the passage of time or otherwise, a Material Adverse Effect; (v) any sale or transfer of any of their assets or any cancellation of any debts, rights or claims, except sales in the ordinary course of business of inventory or immaterial amounts (not in excess of $5,000 in the aggregate) of other tangible personal property not required in their respective businesses; (vi) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind, except liens for taxes not due, of any of their properties or assets; (vii) any material amendment, modification or termination of any material contract or agreement to which Fan Asylum or its Subsidiaries is a party; (viii) any increase in, or commitment to increase, the compensation payable or to become payable to any employee or agent of Fan Asylum or its Subsidiaries or any bonus payment or similar arrangement made to or with any of such employees or agents, except with the prior written consent of Purchaser other than those undertaken in the ordinary course of business in connection with annual salary reviews consistent with past practices which, in the aggregate, have not increased annual payroll by more than $50,000 and, individually, with respect to any employee, has not increased annual compensation by $10,000; (ix) any incurrence of, assumption of, or taking of any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and consistent with past practice;
(x) any alteration in the manner of keeping the books, accounts or records of Fan Asylum or its Subsidiaries, or in the accounting practices therein reflected; (xi) any issuance or sale of any interests, including but not limited to equity and debt, in or of Fan Asylum or its Subsidiaries, or any issuance or sale of securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any interests in or of Fan Asylum or its Subsidiaries, or any agreements entered into obligating Fan Asylum or its Subsidiaries to issue, sell, redeem, repurchase or acquire any such interests;
(xii) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Fan Asylum or its Subsidiaries or any lockouts, strikes, slowdowns, work stoppages, or threats thereof by or with respect to such employees; (xiii) any notice from any customer or customers or supplier or suppliers, as to such customer or supplier's intention not to conduct business with Fan Asylum or its Subsidiaries, the results of which loss or losses of business or supplies, individually or in the aggregate, has had, or may reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect; (xiv) any adoption of, amendment to or termination of any Employee Plans (as defined herein); or (xv) any other event or condition of any character which has had or may reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect.

         4.04 Charter Documents. Attached as SCHEDULE 4.04 are true and correct copies of the Articles of Incorporation, all amendments thereto, and the Bylaws of Fan Asylum and its Subsidiaries, in each case as in effect on the date hereof. Shareholder has provided Purchaser with all the corporate minutes of Fan Asylum and its Subsidiaries. All such documents have been maintained in accordance with good business and record keeping practices and in compliance with all applicable laws, regulations and procedures.

         4.05 Real Property. Neither Fan Asylum nor its Subsidiaries has sold, transferred, assigned, gifted or otherwise disposed of any interest in any real property to any person or entity in the ten year period preceding the date of this Agreement. Neither Fan Asylum nor its Subsidiaries owns or has any interest, contingent or otherwise in or to any real property.

         4.06 Leaseholds. Other than the leases (the "Leases") described on
SCHEDULE 4.06 (the "LEASED PROPERTY"), none of Fan Asylum or its Subsidiaries leases or subleases any real property from any person or entity. With respect to the Leases:

                  (a) Fan Asylum or its Subsidiaries, through the Leases, have, to the best of Fan Asylum's and Shareholder's knowledge, valid written leasehold interests in all of the Leased Property;

                  (b) the Leases are , to the best of Fan Asylum's and Shareholder's knowledge, legal, valid, binding, enforceable, and in full force and effect;

                  (c) the Leases will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (d) no action of any kind is necessary or required by Fan Asylum or its Subsidiaries (or any other person, entity or government body), including but not limited to obtaining consent, with respect to such Leased Property or the Leases, in connection with the transactions contemplated by this Agreement;

                  (e) neither Fan Asylum nor its Subsidiaries is in breach or default, and, to the best of Fan Asylum's and Shareholder knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (f) to the best of Fan Asylum's and Shareholder's knowledge, no party to the Leases has repudiated any provision thereof;

                  (g) there are no disputes, oral agreements, or forbearance programs in effect as to the Leases;

                  (h) neither Fan Asylum nor its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases;

                  (i) all facilities leased under the Leases are supplied with utilities and other services necessary for the operation of said facilities;

                  (j) (i) there are no pending or, to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, threatened or contemplated condemnation proceedings, lawsuits, administrative actions, or proceedings relating to the Leased Property or otherwise affecting adversely the current use, occupancy, or value thereof; and (ii) neither Fan Asylum, its Subsidiaries nor Shareholder has received notice of or has knowledge of (without independent investigation) any proposed or pending public improvements project(s), the cost of which a governmental agency may assess against the Leased Property;

                  (k) to the best of Fan Asylum's and Shareholder's knowledge, no violation of any law (including but not limited to Environmental
         Laws), regulation, ordinance, permit, license, certificate or other governmental requirement (including without limitation, laws, regulations or ordinances relating to zoning or city planning) relating to the Leased Property presently exists other than for violations, which have not had and will not have with the passage of time or otherwise, individually or in the aggregate, a Material Adverse Effect;

                  (l) to the best of Fan Asylum's and Shareholder's knowledge, all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership and operation thereof and have been operated and maintained in accordance with applicable laws (including but not limited to Environmental Laws), rules, and regulations, except for noncompliance which has not had, and will not have with the passage of time or otherwise, individually or in the aggregate, a Material Adverse Effect;

                  (m) other than the Lease, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of Leased Property;

                  (n) there are no parties (other than Fan Asylum and its Subsidiaries) in possession of the Leased Property;

                  (o) to the best of Fan Asylum's and Shareholder's knowledge, here has been no labor or materials furnished to the Leased Property for which payment has not been paid;

                  (p) there are no wells located on the Leased Property;

                  (q) each such Leased Property is sufficient for the conduct of the business as is currently being carried out by Fan Asylum and its Subsidiaries and is consistent with past practices;

                  (r) Fan Asylum and its Subsidiaries have maintained the improvements on the Leased Property in a manner consistent with the ongoing requirements of their respective businesses and have not altered such maintenance practices in anticipation of the transactions contemplated hereby; and

                  (s) all facilities located on the Leased Property are supplied with utilities and other services necessary for the operation of such facilities, including (if necessary) gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are, to the best of Fan Asylum's and Shareholder's knowledge, adequate in accordance with all applicable laws, ordinances, rules, and regulations.

         4.07 Tangible Personal Property. Except as set forth in SCHEDULE 4.07:

                  (a) Fan Asylum and its Subsidiaries have good title to each item of tangible personal property owned by them free and clear of any and all Security Interests, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, charges and restrictions of any kind ("LIENS");

                  (b) Each item of tangible personal property not owned by Fan Asylum or its Subsidiaries is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between Fan Asylum and the owner or lessor thereof, the obligations of Fan Asylum to such owner or lessor will be discharged;

                  (c) The tangible personal property owned or used by each of Fan Asylum and its Subsidiaries is sufficient for the proper conduct of its business as heretofore conducted;

                  (d) Fan Asylum and its Subsidiaries have maintained the tangible personal property owned or leased by them and material to their respective businesses in a manner consistent with the ongoing requirements of their respective businesses and have not altered such maintenance practices in anticipation of the transactions contemplated hereby;

                  (e) Fan Asylum and its Subsidiaries own or otherwise have the right to use all of the tangible personal property currently in the operation of its business; and

                  (f) neither Fan Asylum nor its Subsidiaries has any material contract, letter of intent or proposal relating to the acquisition or divestiture of tangible personal property.

         4.08 Capitalization. Fan Asylum is authorized to issue 10,000,000 shares of Common Stock no par value per share and no other capital stock or other equity or debt interests. Of its authorized capital stock, 1,000 shares of Common Stock are issued and outstanding, all of which are owned, of record and beneficially, by Shareholder in such amounts as set forth in SCHEDULE 4.08. All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or, other rights to purchase from Fan Asylum or any other person or entity any capital stock of Fan Asylum or its Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of Fan Asylum. There are no outstanding obligations of Fan Asylum or its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of Fan Asylum or securities convertible into such capital stock.

         4.09 Subsidiaries. SCHEDULE 4.09 sets forth for each Subsidiary: (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. Fan Asylum or its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Fan Asylum or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its subsidiaries that could require any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. Neither Fan Asylum nor its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, limited liability company, limited liability partnership, partnership, trust, or other business association which is not a Subsidiary.

         4.10 Agreement Not in Breach of Other Instruments. Except as set forth in SCHEDULE 4.10, neither the execution and delivery of this Agreement or the Other Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of the terms hereof or thereof, will (a) violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with (i) any agreement, contract, commitment, permit, indenture or other instrument to which any of Fan Asylum or its Subsidiaries is a party or by which any of Fan Asylum or its Subsidiaries or any of their assets, are bound, or give rise to any right of termination, cancellation or acceleration under any such agreement, contract, commitment, permit, indenture or other instrument by any party thereto, (ii) the bylaws, articles/certificate of incorporation or shareholder agreements of any of Fan Asylum or its Subsidiaries or (iii) any law, statute or regulation, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to any of Fan Asylum or its Subsidiaries; or (b) result in the creation or imposition of any lien, charge, pledge, Security Interest or encumbrance of any kind on any asset of any of Fan Asylum or its Subsidiaries.

         4.11 Insurance. SCHEDULE 4.11 sets forth a true and correct list of all insurance policies of any nature whatsoever, including self- insurance plans, currently maintained by Fan Asylum or its Subsidiaries or maintained by Shareholder and covering Fan Asylum or its Subsidiaries or Fan Asylum's or its Subsidiaries' assets, and the annual or other premiums payable from time to time thereunder. All such policies of Fan Asylum and its Subsidiaries (i) are issued by insurance companies reasonably believed by Shareholder to be financially sound and reputable and are in full force and effect; (ii) are sufficient (in form, amount and otherwise) for compliance with all requirements of law and of all applicable agreements; (iii) are valid, outstanding and enforceable policies; and (iv) in the reasonable judgment of each of Fan Asylum, its Subsidiaries and Shareholder provide reasonable insurance coverage for the assets and operations of Fan Asylum and its Subsidiaries for all risks normally insured against by persons carrying on the same business as Fan Asylum and its Subsidiaries. SCHEDULE 4.11 also contains a description of all contingent liability that Fan Asylum or its Subsidiaries may be subject as a result of retrospective insurance premium obligations, and describes the extent of any self-insurance reserves which are actuarially determinable but not accrued as liabilities on the Financial Statements. There are no outstanding claims by Fan Asylum or its Subsidiaries under the insurance coverages listed in SCHEDULE 4.11, as to which full and complete coverage (subject to deductibles) for losses has been questioned, disputed or denied. None of Fan Asylum and its Subsidiaries has failed to give any notice or present any outstanding claim under any insurance policy in a timely and complete manner. No claims are being handled by an insurer of Fan Asylum or its Subsidiaries under a reservation of rights letter. To the best of Fan Asylum's and Shareholder's knowledge, there are no outstanding requirements or recommendations by any insurance company that issued any policy listed in SCHEDULE 4.11 or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of Fan Asylum or its Subsidiaries. None of Fan Asylum and its Subsidiaries has received any notice or other communication from any such insurance company within the three years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of said insurance policies, and no such cancellation, amendment or increase of premiums is threatened.

         4.12 Employee Benefit Matters.

         (a) SCHEDULE 4.12(A) lists and generally describes:

                  (i) each employee welfare benefit plan and each employee pension benefit plan within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained or contributed to by Fan Asylum, its Subsidiaries or Shareholder for the benefit of Fan Asylum's or its Subsidiaries' employees (collectively, the "ERISA Plans"); and each trust fund maintained by Fan Asylum, its Subsidiaries or Shareholder in connection with any of such ERISA Plans; and

                  (ii) all other plans providing compensation (other than salaries or wages), benefits or perquisites to any class of employees of Fan Asylum or its Subsidiaries, including without limitation any incentive, bonus, stock option, restricted stock, vacation pay, sick pay and severance plans ("COMPENSATION PLANS"); and any cafeteria plan" ("125 PLAN") governed by Section 125 of the Internal Revenue Code of 1986, as amended, including all regulations and rules adopted in connection therewith or pursuant thereto (the "CODE"). The ERISA Plans, the Compensation Plans and any 125 Plan may be collectively referred to as the "EMPLOYEE PLANS."

         (b) Shareholder has furnished to Purchaser a true, correct and complete copy of each of the ERISA Plans and any related trust agreements or other funding vehicles; true, correct and complete copies of the Compensation Plans and 125 Plan (or summaries of any unwritten Compensation Plans or 125 Plan) and true, correct and complete copies of any employment policy manuals distributed to any class of employees of Fan Asylum or its Subsidiaries. With respect to each of the ERISA Plans and any 125 Plan, Shareholder has also furnished to Purchaser the most recent summary plan description and the last three most recently filed annual reports required to be made on Form 5500. As to each of the ERISA Plans that is funded, Fan Asylum and its Subsidiaries have delivered or made available to Purchaser a true, correct and complete copy of the most recent annual financial report (including any auditor's report) with respect to such plan, and any subsequent interim report. Each such financial report and interim report is an accurate description of the financial status of the subject employee benefit plan, and to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, there have been no adverse changes in the financial status of any such funded ERISA Plans since the date of the most recent report provided with respect thereto.

         (c) SCHEDULE 4.12(C) specifically identifies each of the ERISA Plans that is represented to be a qualified plan under Code Section 401(a) ("QUALIFIED PLAN"). With respect to each Qualified Plan, the following are true: (a) the plan, in form and operation, currently satisfies, and for all years subsequent to the establishment of such plan, has satisfied, the qualification requirements of Section 401(a) of the Code; and (b) the Internal Revenue Service (the "IRS") has issued a favorable letter of determination with respect to the plan (including without limitation the provisions of the Tax Reform Act of 1986 and related regulations), and all amendments required by the Code as a condition of retention of such qualified status as of the date hereof have been adopted within time limits required to maintain such status or such time limits have not expired. Each of the Qualified Plans is and has been operating in compliance with all amendments required by the Tax Reform Act of 1986 and subsequent legislation and regulations. Fan Asylum or its Subsidiaries have furnished to Purchaser a true, correct and complete copy of the most recent letter of determination issued with respect to each such Qualified Plan.

         (d) None of Fan Asylum and its Subsidiaries maintains or contributes to any Qualified Plan that is subject to Title IV of ERISA, nor has Fan Asylum or its Subsidiaries terminated or withdrawn from participation in any such plan. Except as set forth in SCHEDULE 4.12(D), none of the Qualified Plans is a Multiemployer Plan, as defined in ERISA Section 4001(a)(3). All contributions payable by Fan Asylum or its Subsidiaries to any of the ERISA Plans for any plan year ending prior to the date hereof have been paid in full on a timely basis and no accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) has been incurred with respect to any Qualified Plan subject to Code Section 412. Except as set forth in SCHEDULE 4.12(D), (i) neither Fan Asylum nor its Subsidiaries has maintained, contributed to or been required to contribute to a Multiemployer Plan, (ii) no amount is due by Fan Asylum or its Subsidiaries to any Multiemployer Plan on account of any withdrawal therefrom, (iii) no withdrawal events triggering liability have occurred with respect to any Multiemployer Plan (and no material risk of such event exists), (iv) no contingent liability exists with respect to any Multiemployer Plan in respect of an asset sale by Fan Asylum or any ERISA Affiliate made in the prior five (5) years, and (v) SCHEDULE 4.12(D), lists and described the current liability of Fan Asylum and its Subsidiaries under each Multiemployer Plan if a withdrawal liability occurred on the date of this Agreement.

         (e) Neither Fan Asylum nor its Subsidiaries have engaged in, nor entered into any arrangement pursuant to which Fan Asylum or a Subsidiary is contractually bound to enter into, any transaction which could result in imposition upon Fan Asylum or its Subsidiaries, Purchaser or Purchaser's subsidiaries, of any excise tax under Sections 4971 through 4980B, inclusive, and Section 5000 of the Code or civil liability under Section 502(i) or 502(l) of ERISA or otherwise incurred a liability for any excise tax with respect to any of the Employee Plans, other than excise taxes that have heretofore been paid or have been accrued, and, in either case are fully reflected in the Balance Sheet.

         (f) Fan Asylum or its Subsidiaries has (a) filed or caused to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required to be filed with any governmental agency, federal, state and local (including, without limitation, the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation and the SEC) with respect to each of the Employee Plans; and Fan Asylum or its Subsidiaries have maintained on their premises (or have caused to be maintained by a service provider) all records with respect to such plans as are required for their proper administration and proper continued reporting and disclosure; (b) timely complied with all applicable participant disclosure requirements of ERISA; and
(c) maintained in full force and effect any bond required under ERISA in connection with the ERISA Plans.

         (g) Neither Fan Asylum nor any Subsidiary (during the period it is a Subsidiary) is or ever has been a member of a controlled group of corporations, an unincorporated trade or business under common control, or a member of an affiliated service group (as such terms are defined in Sections 414(b), 414(c) and 414(m) of the Code), that includes any entity other than Fan Asylum and its Subsidiaries.

         (h) Fan Asylum and its Subsidiaries have not utilized to any material extent, the services of "leased employees" (as defined in Section 414(n) of the Code) within the four (4) year period ending on the Closing Date, nor are there any persons now working for Fan Asylum or its Subsidiaries who are anticipated to become such leased employees with the passage of time, except to the extent such status would not have a Material Adverse Effect on any of the Employee Plans.

         (i) Except as described in SCHEDULE 4.12(I), neither Fan Asylum nor its Subsidiaries maintain any group life insurance or health benefit coverage for former employees or directors of Fan Asylum or its Subsidiaries, other than group life insurance or health benefit coverage mandated by applicable law. Fan Asylum and its Subsidiaries have timely complied with all of their respective "COBRA" obligations under ERISA Section 602, Code Section 4980B and applicable state insurance laws, with respect to group life insurance or health benefit continuation coverage to be provided by those of its Employee Plans that provide such benefits.

         (j) With respect to the Employee Plans, there are no claims, actions, suits or proceedings pending or, to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, threatened against Fan Asylum, its Subsidiaries or any other fiduciaries thereof, respecting their duties or obligations to any such plan, its assets, any trust thereunder or any participant or beneficiary thereof, except claims made in the ordinary course for benefits or compensation provided by such plans.

         (k) Neither Fan Asylum, its Subsidiaries, nor any of their respective directors, officers, employees or other "fiduciaries," as that term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the ERISA Plans, that would subject Fan Asylum or its Subsidiaries, Purchaser, Purchaser's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any other applicable law and that is reasonably expected to have a Material Adverse Effect.

4.13      Tax Matters.

         (a) The following terms shall have the meanings indicated below:

                  (i) "TAXES" (or "TAX" or "TAXABLE" or "TAXING" where the context requires) shall mean (a) all federal, state, county, local, foreign and other taxes (including, without limitation, net income, gross income, profits, premium, estimated, excise, sales, use, value-added, occupancy, occupation, gross receipts, franchise, license, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related, and property taxes, custom and import duties and other governmental fees, charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, whether or not consolidated, combined, unitary or separate; (B) any interest, additions to tax or interest and penalties with respect thereto; and
         (C) any liability for the payment of any of such amounts as a result of being a member of an affiliated or combined group.

                  (ii) "TAX AGREEMENT" shall mean any tax sharing or indemnity arrangement among or between Fan Asylum, its Subsidiaries, Shareholder or any of Shareholder's Affiliates, or any predecessor thereof and described in SCHEDULE 4.13(A).

                  (iii) "TAX RETURNS" (or "TAX RETURN" where the context requires) shall mean all returns, declarations, reports and information returns of whatsoever kind in respect of Taxes.

                  (iv) "PRE-CLOSING TAX PERIOD" shall mean all Tax Periods ending on or before the Closing Date and that portion to and including the Closing Date of any Taxable period that includes (but does not end on) the Closing Date.

         (b) (a) Each of Fan Asylum and its Subsidiaries: (1) has timely filed all Tax Returns required to be filed through the date hereof, has timely paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof and on or prior to the Closing Date with respect to such Tax Returns; and (2) shall prepare and timely file all such Tax Returns required to be filed after the date hereof and through the Closing Date and timely pay all Taxes required to be paid by them on or prior to the Closing Date with respect to the periods covered by such Tax Returns; and
(b) all such Tax Returns filed pursuant to clause (a) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation or agreed to in writing by Purchaser.

         (c) All consolidated or combined Tax Returns (except those described in subparagraph (b) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, business, operations, assets or transactions, of Fan Asylum and its Subsidiaries for any taxable period have been timely filed, and the income, business, activities, operations, property and transactions of each of Fan Asylum and its Subsidiaries have been properly included and reflected thereon. Shareholder shall prepare and timely file, or cause to be prepare and timely filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, business, operations, assets or transactions, of each of Fan Asylum and its Subsidiaries, with respect to any taxable year or operation thereof ending on or prior to the Closing Date.

         (d) There has been adequately disclosed in the federal income Tax Returns filed by Fan Asylum and its Subsidiaries or will be disclosed in any such Tax Returns to be filed on or before the Closing Date, all positions taken therein that otherwise could give rise to a substantial understatement of federal taxes within the meaning of Code Section 6662.

         (e) As of the time of filing, each of such Tax Returns:

                  (i) correctly reflected (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect) the facts regarding income, activities, business, operations, assets, transactions and status of Fan Asylum and its Subsidiaries and any other information required to be shown therein;

                  (ii) constitute (and, as to any Tax Returns not filed as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered; and

                  (iii) accurately set forth all items (to the extent required to be included or reflected in the Tax Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets.

         (f) All amounts required to be withheld as of the Closing Date by Fan Asylum and its Subsidiaries for Taxes or otherwise shall by then have been withheld and paid when due to the appropriate agency or authority.

         (g) There is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to Fan Asylum, its Subsidiaries or any of their assets or operations that is currently in effect. No power of attorney granted by Fan Asylum or its Subsidiaries with respect to any Tax matter is currently in force.

          (h) Neither Fan Asylum nor its Subsidiaries is delinquent in the payment of any Taxes with respect to Fan Asylum or its Subsidiaries; or has requested any extension of time within which to file or send any Tax Return required to be filed by Fan Asylum or its Subsidiaries, which Tax Return has not since been filed or sent.

          (i) SCHEDULE 4.13(H) (i) sets forth Taxable years of Fan Asylum and its Subsidiaries for which the statute of limitations has not expired for federal or state income Tax purposes; and (ii) with respect to such open years, specifies whether an examination by the IRS or state taxing authority has been initiated or completed.

          (j) Except as set forth in SCHEDULE 4.13(I), there is no action, suit, proceeding, audit, claim, demand, deficiency or additional assessment outstanding, in progress, pending, or to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, threatened, against or with respect to any Tax attributable to Fan Asylum or its Subsidiaries, any of their assets or operations, or pursuant to which Fan Asylum or its Subsidiaries could be held liable for any Tax attributable to Fan Asylum or its Subsidiaries; nor, to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, is any investigation pending or threatened regarding any of the foregoing.

          (k) There are no Tax rulings, requests for Tax rulings, or Tax closing agreements relating to Fan Asylum or its Subsidiaries, in which any of Shareholder, Fan Asylum or its Subsidiaries is named that could affect the liability of Purchaser, Fan Asylum or its Subsidiaries for any taxable period ending after the Closing.

          (l) Except as set forth on SCHEDULE 4.13(K), Fan Asylum has not agreed, and is not required, to make any adjustment under Code Section 481(a) that could affect a Tax Period ending after the Closing Date.

          (m) No property of Fan Asylum or its Subsidiaries is either "tax-exempt use property" within the meaning of Section 168(h) of the Code, or property that Purchaser and/or Fan Asylum or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          (n) Neither Fan Asylum nor its Subsidiaries has participated in an international boycott within the meaning of Section 999 of the Code.

          (o) Neither Fan Asylum nor its Subsidiaries has ever filed a consent under Code Section 341(f) or made an election to be taxed as an S corporation under Section 1362(a) of the Code.

          (p) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated in this Agreement.

          (q) Neither Fan Asylum nor its Subsidiaries is a party to, bound by, or has any obligation under (a) any Tax Agreement, (B) any agreement relating to a foreign sales corporation within the meaning of Section 922(a) of the Code, or (C) any cost sharing agreement with respect to the sharing of the costs and risks of developing intangible property within the meaning of Treas. Reg. 1.482-7(d).

          (r) There have been made available to Purchaser true and complete copies of Tax Returns for the last three (3) fiscal years and any other Tax Returns requested by Purchaser that may be relevant to Fan Asylum or its Subsidiaries or their respective business, assets or operations for any and all periods up through the period ending on December 31, 1999; and for any other Tax years that remain subject to audit or investigation by any Taxing authority or entity.

          (s) To the best of Fan Asylum's and Shareholder's knowledge, there is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Fan Asylum or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

          (t) Neither Fan Asylum nor its Subsidiaries is or has been subject to any liability under Treas. Reg. 1.1502-6 with respect to any affiliated group, except for the group including only them.

          (u) Neither Fan Asylum nor any of its Subsidiaries is or has been liable for any accumulated earnings Tax under Code Section 531 for any Taxable period, except (i) to the extent that such Tax has been paid or
     (ii) for any Taxable periods for which the statute of limitations (including any extensions thereof) for assessment and collection of such Tax has expired.

     4.14 Litigation. Except as set forth in SCHEDULE 4.14, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or, to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, threatened or anticipated against, relating to or affecting, or an investigation pending concerning (collectively, "ACTIONS"): (i) Fan Asylum or its Subsidiaries or their assets or operations as currently operated, (ii) any Employee Plan or any trust or other funding instrument, fiduciary or administrator thereof, (iii) the transactions contemplated by this Agreement or the Other Agreements, or (iv) the Shares. Each of Fan Asylum and its Subsidiaries is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Fan Asylum or its Subsidiaries or the business of Fan Asylum or its Subsidiaries. To the knowledge of Fan Asylum, its Subsidiaries and Shareholder, there is not a reasonable likelihood of an adverse determination of any pending Actions that would, individually or in the aggregate, have a Material Adverse Effect.

     4.15 Suppliers. There has been no adverse change in the business relationship with any supplier material to their respective businesses and, to the knowledge of Fan Asylum, its Subsidiaries, and Shareholder, no threat or indication that any such change is reasonably foreseeable which is reasonably likely to have a Material Adverse Effect.

     4.16 Banking Facilities. SCHEDULE 4.16 contains a true and complete list of: (i) each bank, savings and loan, trust company or similar or other financial institution in which Fan Asylum or its Subsidiaries has an account or safety deposit box and the numbers of such accounts or safety deposit boxes; (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto; and (iii) each letter of credit issued by either Fan Asylum or its Subsidiaries.

     4.17 Indebtedness to and from Officers, Directors and Stockholders; Insider Transactions. Except as set forth in SCHEDULE 4.17, neither Fan Asylum nor its Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or shareholder of Fan Asylum or its Subsidiaries in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses incurred in the ordinary course of business, nor is any such officer, director, shareholder or Affiliate indebted to Fan Asylum or its Subsidiaries except for advances made to employees of Fan Asylum or its Subsidiaries in the ordinary course of business consistent with past practice to meet reimbursable business expenses anticipated to be incurred by such obligor. Except as set forth in SCHEDULE 4.17, none of the directors, officers or shareholders of Fan Asylum or its Subsidiaries has any transaction pending or agreement (oral or written) outstanding with Fan Asylum or its Subsidiaries.

     4.18 Personnel. SCHEDULE 4.18 contains a true and complete list of the names and current salaries of all the directors and officers of Fan Asylum and its Subsidiaries and all employees (collectively, the "Employees") of Fan Asylum and its Subsidiaries whose annual compensation exceeds or is expected to exceed $20,000. There is listed on SCHEDULE 4.18 the annual salary, vacation, other compensation due and benefits entitled to for each such Employee.

     4.19 Powers of Attorney and Suretyships. Neither Fan Asylum nor its Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, made in the ordinary course of business.

     4.20 Contracts. Except as disclosed in SCHEDULE 4.20, neither Fan Asylum nor its Subsidiaries is a party or subject to any of the following written or oral contracts and agreements: (i) any union or collective bargaining agreements and any employment contracts; (ii) any contracts with agents, consultants, advisors, salespersons, sales representatives, distributors or dealers; (iii) any contracts or commitments for capital expenditures or the acquisition of fixed assets providing for payments of $10,000 in the aggregate; (iv) any contracts relating to the rental or use of equipment, other personal property or fixtures involving payment of fixed or contingent annual rentals or sums in excess of $10,000; (v) any contracts relating in any way to indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) including but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, undertaking on which others rely in extending credit, or otherwise, and any conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any equipment, other personal property or fixtures; (vi) any contracts limiting the freedom of Fan Asylum or its Subsidiaries to engage in or to compete in any line of business or with any person or in any area or to use or disclose any information in its possession;
(vii) any license or franchise agreements, either as licensor or licensee or as franchisee or franchisor; (viii) any contracts or commitments not made in the ordinary course of business; (ix) any joint venture or partnership contracts;
(x) any contracts or agreements for the purchase of any materials or supplies or services in the ordinary course of business and involving more than $10,000 in consideration in each such case; (xi) any contracts or agreements under which either Fan Asylum or its Subsidiaries has agreed to indemnify any person or entity with respect to, or to share, any liability of any person or entity; and
(xii) any other contract or commitment which is material to Fan Asylum or its Subsidiaries or that, if terminated, could reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect. The contracts and agreements which are required to be identified in SCHEDULE 4.20 are each hereinafter referred to individually as a "CONTRACT" and collectively as the "CONTRACTS." Except as set forth on SCHEDULE 4.20:

          (a) Each of the Contracts is a valid and binding agreement of Fan Asylum or its Subsidiaries, respectively, and, to the knowledge of Fan Asylum, its Subsidiaries, and Shareholder, all other parties thereto (subject to general principles of equity and bankruptcy, insolvency, reorganization or other similar laws);

          (b) Fan Asylum and its Subsidiaries have, respectively, fulfilled all obligations required pursuant to each of the Contracts to have been performed by it prior to the date hereof and none of Fan Asylum, its Subsidiaries nor Shareholder, has reason to believe that Fan Asylum or its Subsidiaries will not be able to fulfill, when due, all of their respective obligations under the Contracts which remain to be performed after the date hereof;

          (c) There has not occurred a default under any of the Contracts on the part of Fan Asylum or its Subsidiaries, or to the knowledge of Fan Asylum, its Subsidiaries, and Shareholder, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute a default on the part of Fan Asylum or its Subsidiaries under any of the Contracts nor, to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any default on the part of any other party to any of the Contracts; and

          (d) Each Contract and all other agreements entered into by Fan Asylum have been negotiated on an arm's length basis and the terms thereof reflect fair market value.

          (e) No consent of any party to any of the Contracts is required by the execution, delivery or performance of this Agreement, the Other Agreements or the consummation of the transactions contemplated hereby.

     4.21 Accounts Receivable; Accounts Payable; Inventory.

          (a) The accounts and notes receivable of Fan Asylum and its Subsidiaries on the Balance Sheet and arising after the date thereof (i) arose from the bona fide sale of inventory, assets or services, in each case, in the ordinary course of business, (ii) constitute only valid and undisputed claims, (iii) are not subject to counterclaims or setoffs, and
     (iv) are collectible in full, net of the applicable reserve for doubtful accounts, in the ordinary course of business. The reserves for accounts and notes receivable of Fan Asylum and its Subsidiaries, as reflected on their respective books and records, are adequate to reserve for all such outstanding receivables that are or become uncollectible in the ordinary course of business within such 90 day period and such reserves were calculated in a manner consistent with past practices.

          (b) The accounts payable of Fan Asylum and its Subsidiaries on the Balance Sheet and arising after the date thereof are the result of bona fide transactions in the ordinary course of business and were paid, will be paid, or are not yet due and payable.

          (c) Each of the products produced or sold or services provided by Fan Asylum and its Subsidiaries: (i) is and at all times has been, in compliance in all respects with all applicable federal, state, local and foreign laws, rules, and regulations and (ii) is, and at all relevant times has been, fit for the ordinary purposes for which such product or service is intended to be used and conforms in all respects to any warranties or promises or affirmations of fact, oral or written, including but not limited to those made on the container or label for such products or in connection with its sale. There is no design defect with respect to any of the products or services.

     4.22 Compliance with Law; Permits. Fan Asylum and its Subsidiaries, and the conduct of their respective businesses, are in compliance with all applicable laws, statutes, ordinances, rules and regulations promulgated, or judgments, decisions or orders entered, by any federal, state, local, or foreign court or governmental agency, department, authority or instrumentality relating to the assets or the business of Fan Asylum or its Subsidiaries. Neither Fan Asylum, its Subsidiaries, nor any of Shareholder has received during the past five years any written notice to the effect that, or to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, otherwise been advised by a governmental authority, that, Fan Asylum or its Subsidiaries is not in compliance with any of such statutes, regulations, orders, ordinances or other laws, and neither Fan Asylum, its Subsidiaries, their directors or officers, nor any of Shareholder has any reason to anticipate that any currently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, have a Material Adverse Effect. Fan Asylum and its Subsidiaries have all Permits (as herein defined), authorizations and approvals, each of which is currently valid and in full force and effect, material to the conduct of the business of each of Fan Asylum and its Subsidiaries, which licenses, Permits, authorizations and approvals are set forth in SCHEDULE 4.22. Without limiting the generality of the preceding representation and warranty, neither Fan Asylum nor its Subsidiaries has (i) made or agreed to make any contribution, payment or gift to any government official, employee, or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction,
(ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Fan Asylum or its Subsidiaries for any reason, or (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for, federal, state, local or foreign public office. In addition, each of Fan Asylum and its Subsidiaries (a) has complied with all applicable laws relating to employee and civil rights and relating to employment opportunities, (b) filed in a timely manner all reports and documents it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws, (c) has possession of all records and documents it was required to retain under all applicable law, and (d) has not violated in any respect or received a notice or charge asserting any violation of and there are no current, nor have there been any in the past five
(5) years, government investigations, including but not limited to any civil investigative demand or similar request, related to the Sherman Act, the Clayton Act, the Robinson-Patman Act, the Federal Trade Commission Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except where such violation would not have a Material Adverse Effect. "PERMITS" shall mean all licenses, permits and other governmental authorizations necessary to carry on the business of Fan Asylum and its Subsidiaries as presently conducted and as proposed to be conducted.

     4.23 No Undisclosed Liabilities. Neither Fan Asylum nor its Subsidiaries has liabilities or obligations of any nature or kind whatsoever, liquidated or unliquidated, absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation) ("FAN ASYLUM LIABILITIES"), other than (i) liabilities or obligations reflected or reserved against in the Interim Financial Statements; and (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which individually or in the aggregate will not have a Material Adverse Effect or is otherwise specifically disclosed in detail in a written Schedule attached hereto referencing a specific Section of this Agreement but only with respect to and to the extent of the specifically detailed exception to the representation or warranty being referenced by such Schedule. There is no existing condition, situation or set of circumstances which could reasonably be expected to result in Fan Asylum Liabilities other than the matters set forth in Subsections 4.23(i) and (ii) and liabilities or obligations covered by any insurance policy disclosed in SCHEDULE 4.11 to this Agreement.

         4.24 Environmental Matters. Except as set forth in SCHEDULE 4.24:


                  (a) Each of Fan Asylum and its Subsidiaries is conducting and has conducted its business and operations in compliance with all applicable Environmental Laws and pursuant to all necessary government permits, including but not limited to in connection with any clean-up or remedial work necessitated by such compliance failure, any damages to personal property arising from such compliance failure, any damages for personal injury or nuisance claims arising from such compliance failure or any fines, penalties or natural resource damages arising from such compliance failure. Neither Fan Asylum nor its Subsidiaries is violating and has not violated any Environmental Laws, including but not limited to in connection with any clean-up or remedial work in respect of such violation, any damages to personal property arising from such violation, any damages for personal injury or nuisance claims arising from such violation or any fines, penalties or natural resource damages arising from such violation. There is no Environmental Claim (as herein defined) pending, or to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, threatened, against Fan Asylum or its Subsidiaries or with respect to any properties or assets now or previously owned, leased or used by any of them, including but not limited to in connection with any clean-up or remedial work in respect of such Environmental Claim, any damages to personal property arising from such Environmental Claim, any damages for personal injury or nuisance claims arising from such Environmental Claim or any fines, penalties or natural resource damages arising from such Environmental Claim.

                  (b) There has been no release, emission, discharge, storage, generation, treatment or disposal of any Hazardous Substance (as herein defined) by Fan Asylum or its Subsidiaries, their respective agents or contractors, that could form the basis of any Environmental Claim against Fan Asylum or its Subsidiaries or with respect to any of their properties or assets. No property or facility now owned, used or leased, or to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, previously owned, used or leased by Fan Asylum or its Subsidiaries is listed or, to the knowledge of Fan Asylum, its Subsidiaries and Shareholder, proposed for listing under CERCLA or any similar Environmental Law, as sites requiring investigation or clean up.

                  (c) Neither Fan Asylum nor its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or, to the knowledge of Fan Asylum, its Subsidiaries, and Shareholder, proposed for listing under CERCLA or any other similar Environmental Law, or which is the subject of federal, state, local or foreign enforcement actions or other investigation which may be reasonably anticipated to lead to claims against Fan Asylum or its Subsidiaries for clean-up costs, remedial work, damages to natural resources, personal injury or nuisance claims.

                  (d) There have been no environmental investigations, administrative orders, consent orders, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Fan Asylum or its Subsidiaries in relation to any property or facility now or previously owned, used or leased by Fan Asylum or its Subsidiaries which have not been delivered to Purchaser prior to the date hereof and which deal with or relate to facts that would form the basis of an Environmental Claim against Fan Asylum or its Subsidiaries or with respect to any of their properties and assets.

                  (e) No Hazardous Substance has been generated, treated, stored, released, disposed or otherwise placed or located on or deposited in the Leased Property or the Leased Property or any real property previously owned or leased by Fan Asylum or its Subsidiaries, or their agents or contractors in such form or substance as to create any liability for Fan Asylum or its Subsidiaries.

                  (f) There are not now, nor have there ever been in the past, any underground or above ground storage tanks or other contaminant facilities of any kind on the Leased Property or the Leased Property or any real property previously owned or leased by Fan Asylum or its Subsidiaries which contain or ever did contain any Hazardous Substance (including but not limited to fuel oil or diesel fuel).


                  (g) Throughout this Agreement, the following terms shall have the meanings set forth below:

                           (i) "AFFILIATE", as applied to any other Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with that Person.

                           (ii) "ENVIRONMENTAL CLAIM" shall mean any claim or demand, or notice thereof, alleging potential liability (including, without limitation, liability for investigatory costs, clean-up costs, monitoring costs, governmental response costs, natural resources damages, property damages, liability for nuisance or damage to property values, personal injuries or penalties) arising out of, based on or resulting from: (a) noncompliance with Environmental Laws by Fan Asylum, its Subsidiaries, or by any of their respective Affiliates, employees or agents, (B) the condition of any real or personal property now or previously owned, used or leased by Fan Asylum or its Subsidiaries; (C) the release into the environment of any Hazardous Substance by Fan Asylum, its Subsidiaries or any of their respective Affiliates, employees or agents.

                           (iii) "ENVIRONMENTAL LAWS" shall mean all present and future Federal, state, local, foreign or other statutes, laws, regulations, ordinances, rules, orders, consent decrees, consent judgments, judicial or administrative decisions, agreements or directives, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources; (B) exposure of any individual, including employees of Fan Asylum and its Subsidiaries, to any Hazardous Substance; (C) protection of human health or welfare from the effects of manufacture, use or introduction into commerce of Hazardous Substances, including, without limitation, use of or rights with respect to their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal; and (E) regulation generally of the use of the environment, including, without limitation, ambient air, surface water, ground water, and surface or subsurface strata, in each case, as amended and as now or hereafter in effect. For purposes of this definition, the term "Environmental Laws" shall include, without limitation, the following statutes: (1) the Clean Air Act, as amended, 42 U.S.C.ss.ss. 7401 et seq.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.ss. 1251 et seq.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.ss.ss.6901 et seq. ("RCRA"); (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"); (5) the Toxic Substances Control Act, as amended, 15 U.S.C.ss.ss. 2601 et seq.; (6) the Occupational Safety and Health Act, as amended, 29 U.S.C.ss. 651; (7) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss.801 et seq.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C.ss.ss. 801 et seq.; (9) the Safe Drinking Water Act, 42 U.S.C.ss.ss.3008 et seq.; and (10) all comparable United States, state, local and foreign laws, statutes, rules regulations, judgments, orders decrees, stipulations or charges.

                           (iv) "HAZARDOUS SUBSTANCE" shall mean: (A) any "hazardous substance" as defined in CERCLA, 42 U.S.C. ss. 9601(14); (B) any "pollutant or contaminant" as defined in CERCLA, 42 U.S.C.ss. 9601(33); (C) any "hazardous waste" as defined in RCRA, 42 U.S.C.ss. 6903(5); (D) any asbestos, dioxins, polychlorinated biphenyls that exceed regulated levels, uranium, radioactive isotopes and other nuclear by-products, toxic substances or petroleum products, by-products or derivatives; (E) any substance, whether liquid, solid or gas that presents a significant risk of an adverse or harmful effect upon human health, upon animals or upon air, water, land, natural resources or any other aspects of the environment; and (F) any other substance, material or waste classified as hazardous, toxic, harmful or dangerous or otherwise regulated under any Environmental Law.

                           (v)     "PERSON" shall mean any individual,
                  corporation, limited liability company, limited liability partnership, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body, or other entity.

         4.25 Approvals. Except as set forth in SCHEDULE 4.25, no consent, approval, authorization or order of or registration, declaration or filing with any entity is required in connection with (a) the execution, performance and delivery of this Agreement and the Other Agreements, or (b) the consummation of the transactions contemplated hereby and thereby.

         4.26 Intellectual Property.

                  (a) SCHEDULE 4.26 (i) lists (including where applicable the federal, state, local or foreign registration, application or patent number and the date of registration, application or patent and the name in which such registration, application or patent was applied for and, if different, issued), to the extent material to the business of Fan Asylum or its Subsidiaries, (x) all of Fan Asylum's and its Subsidiaries' registrations of trademarks, service marks, assumed names and trade names, and all pending applications for any of the foregoing,
         (y) all of Fan Asylum's or its Subsidiaries' patents and copyrights and all pending applications therefor, and (z) all computer software owned and/or used by Fan Asylum or its Subsidiaries in the conduct of their respective businesses ("COMPUTER SOFTWARE") (all of the items referred to in this clause (i) being "INTELLECTUAL PROPERTY RIGHTS"), and (ii) identifies any Intellectual Property Rights that any third party owns and that Fan Asylum or its Subsidiaries uses (specifically excluding normal commercial software routinely available for purchase), and specifies whether such use is pursuant to license, sublicense, agreement or permission. Fan Asylum or its Subsidiaries owns (or, as set forth on SCHEDULE 4.26, possesses adequate and enforceable licenses or other rights to use) all Intellectual Property Rights now used in its business and has taken all reasonably necessary or appropriate action to protect the Intellectual Property Rights. Except as set forth on SCHEDULE 4.26, no person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights by Fan Asylum or its Subsidiaries pursuant to any contractual arrangements entered into by Fan Asylum, its Subsidiaries or otherwise. Except as set forth on
         SCHEDULE 4.26, neither Fan Asylum nor its Subsidiaries has licenses granted by or to it and no other agreements exist to which it is a party, relating in whole or in part to any of the Intellectual Property Rights. Neither Fan Asylum nor its Subsidiaries has received notice that, Fan Asylum's or its Subsidiaries' use of the Intellectual Property Rights is (and to the knowledge or Fan Asylum, its Subsidiaries and Shareholder, such use is not) interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by Fan Asylum or its Subsidiaries alleging that Fan Asylum's or its Subsidiaries' use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights.

                  (b) The foregoing Section 4.26(a) notwithstanding, Fan Asylum represents artists and entertainers. Each of Fan Asylum's clients maintains full rights to its own name, likeness, trademarks and intellectual properties. To the extent necessary to perform the services Fan Asylum carried on for clients, Fan Asylum has been granted rights to use its client's rights and intellectual property. Fan Asylum has no rights in any of the client's intellectual property beyond that granted in the contracts.

         4.27 Labor and Employment Agreements. Except as set forth in SCHEDULE 4.27:

                  (a) Each of Fan Asylum and its Subsidiaries has paid in full, or fully accrued for in the Financial Statements, the Interim Financial Statements and the Closing Balance Sheet, all wages, overtime wages, salaries, commissions, bonuses, stay-pay benefits, severance payments, vacation payments, pay in lieu of compensatory time and other compensation or remuneration due or to become due to all current and former employees of Fan Asylum and its Subsidiaries for all services performed through the Closing Date by any of them;

                  (b) Upon the Closing Date and/or the date of termination of the employment of any of said employees, neither Fan Asylum, its Subsidiaries nor Purchaser will be liable to any of said current or former employees for "severance pay" or similar form of termination pay or incentive pay;

                  (c) Each of Fan Asylum and its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations relating to the employment of labor, including without limitation, laws, rules and regulations relating to payment of wages, employment and employment practices, terms and conditions of employment, hours, immigration, discrimination, child labor, occupational health and safety, collective bargaining, and other aspects of labor management relations and the payment and withholding of Taxes and other sums required by governmental authorities;

                  (d) There is no unfair labor practice charge pending or threatened against Fan Asylum or its Subsidiaries before the National Labor Relations Board or any other federal, state or local agency or department;

                  (e) There have not been in the past three years and currently are no labor strikes, disputes, slowdowns, sympathy strikes, wildcat strikes, lockouts or other form of work stoppages pending nor, to the knowledge of Fan Asylum, its Subsidiaries and Shareholder threatened against or involving Fan Asylum or its Subsidiaries, and there has not been in the past three years and there currently is no recognitional picketing at any of Fan Asylum's or its Subsidiaries' locations;

                  (f) No grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending against Fan Asylum or its Subsidiaries and no claim therefor has been asserted;

                  (g) No collective bargaining agreement is currently in place or being negotiated by Fan Asylum or its Subsidiaries;

                  (h) To the knowledge of Fan Asylum, its Subsidiaries and Shareholder, there have been no attempts to organize any employees of Fan Asylum or its Subsidiaries to join a labor organization;

                  (i) No key employee of Fan Asylum or its Subsidiaries or group of such employees has stated an intent to terminate his, her or their employment;

                  (j) No civil action, administrative charge, or any other type of employment claim whatsoever is pending against Fan Asylum or its Subsidiaries in any court, governmental agency, or elsewhere;

                  (k) Fan Asylum has no affirmative action plans with any governmental agency except as set forth on any SCHEDULE 4.12; and

                  (l) There are no employment contracts for a definite term between Fan Asylum and current employees, and all employees work for Fan Asylum on an at will basis.

         4.28 Entire Business. All of the assets, properties, intellectual properties and operations of Fan Asylum and its Subsidiaries are comprised within and owned by Fan Asylum or its Subsidiaries. Following the consummation of the transactions contemplated by this Agreement and the Other Agreements, Fan Asylum and its Subsidiaries will own all of the assets and rights necessary to conduct the fan club management business of Fan Asylum and its Subsidiaries in the same manner as conducted during the periods covered by the Financial Statements and the Interim Financial Statements and except for the real property leased in San Francisco as set forth on Schedule 4.06, no Shareholder, directly or indirectly, will own or have any interest in any real or personal property, tangible or intangible, used in or useful for such businesses.

         4.29 Warranties. To the knowledge of Fan Asylum, its Subsidiaries and Shareholder, and except as set forth on SCHEDULE 4.29, all products manufactured or sold, and all services provided by Fan Asylum and its Subsidiaries during the longer of the three (3) year period prior to the date hereof or the period prior to the date hereof for which any applicable statute of limitations would apply with respect to any claims related thereto, have complied, and are in compliance with all contractual requirements, warranties or covenants, express or implied, applicable thereto, and complied with all applicable governmental or regulatory specifications therefor or applicable thereto at the time of manufacture or sale.

         4.30 Debt. No prepayment penalties or similar charges would be payable in connection with the payment or prepayment on the Closing Date of all debt of Fan Asylum and its Subsidiaries.

         4.31 Predecessor Entities. No facts or circumstances exist whereby any of Fan Asylum, its Subsidiaries and Purchaser has or will incur any liability, costs or damages, or which could result in a Material Adverse Effect, related to, connected with or resulting from any (i) entity that is a direct or indirect predecessor (whether through stock or assets) to Fan Asylum or its Subsidiaries, or (ii) an entity that is currently owned or was previously owned, directly or indirectly, by Shareholder, or his predecessors (collectively, a "PREDECESSOR").

         4.32 Assets. All right, title, interest and possession of all tangible and intangible property and assets owned or leased by and all rights of Fan Holdings, Inc., a California corporation ("OLD CORPORATION"), including but not limited to those assets set forth on the various financial statements of Old Corporation, have been assigned to and accepted by Fan Asylum free and clear of any and all covenants, conditions, demands, commitments, restrictions, arrangements, liens, charges, encumbrances, community property or quasi-community property interests, options, adverse claims or rights whatsoever, other than liens for taxes not yet due and payable. Fan Asylum has not assumed any liabilities or obligations of any kind (whether known or unknown, contingent or non-contingent) of Old Corporation other than those specific liabilities set forth on SCHEDULE
4.32. The parties understand that their a lien for taxes in the amount of approximately $3,000.00 on Fan Asylum's predecessor which is being contested and which the Selling Parties agree to pay all amounts associated therewith.

         4.33 Other Information. No representations or warranties by Shareholder, whether made on behalf of Shareholder, Fan Asylum or its Subsidiaries, in this Agreement, the Other Agreements, any document, exhibit, statement, certificate or schedule furnished or to be furnished to Purchaser pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. There is no material fact that has not been disclosed in writing to Purchaser which has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

                                    ARTICLE V

                Certain Covenants, Understandings and Agreements

         5.01 Tax Covenants.

                  (a) Preparation of Tax Returns. For Tax Returns required to be filed on or before the Closing Date, Shareholder shall cause Fan Asylum and its Subsidiaries to prepare and timely file such Tax Returns so as to not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation, without the prior written approval of Purchaser. For Tax Returns required to be filed after the Closing Date, Purchaser agrees to cause Fan Asylum and its Subsidiaries to prepare and timely file such Tax Returns, to the extent they relate to a Pre-Closing Tax period, in a manner consistent with all material respects with such Tax Returns previously filed in the relevant jurisdiction, unless the relevant Taxing authority will not accept such a return filed on that basis.

                  (b) Payment of Taxes. Fan Asylum and its Subsidiaries shall timely pay any Taxes due on or before the Closing Date, as required by
         Section 4.13(b) of this Agreement. Purchaser agrees to cause Fan Asylum and its Subsidiaries to pay Taxes due after the Closing Date, to the extent they relate to Pre-Closing Tax Periods, in a timely manner. Nothing contained in this Section 6.08(b) shall be deemed to modify the indemnities contained in Article IX. For Tax Returns required to be filed after the Closing Date for Tax Periods ending on or prior to the Closing Date, Purchaser shall cause Fan Asylum to engage its regular accountants to prepare such returns, and the fees and expenses of such firm shall be equally shared between Shareholder and the Purchaser.

                  (c) After the Closing, Purchaser and Fan Asylum shall (except as provided in Section 10.03(e)) have the exclusive right to exercise, at their own expense, control at any time over the handling, disposition and/or settlement of any issue raised in any official inquiry, examination or proceeding regarding any Tax Return for Taxes affecting Fan Asylum or its Subsidiaries (including the right to settle or otherwise terminate any contest with respect thereto).

                  (d) Subsequent to the date hereof (including the time after the Closing), the parties hereto shall provide each other, and Purchaser or Shareholder (as applicable) shall cause Fan Asylum to provide Shareholder, with such cooperation and information relating to Fan Asylum as a party reasonably may request in (i) filing any Tax Return, amended Tax Return, claim for Tax refund, election or consent, (ii) determining any liability for Taxes or a right to refund of Taxes, (iii) conducting or defending any audit or other proceedings in respect of Taxes or (iv) conducting due diligence with respect to the transaction contemplated by this Agreement. Such mutual cooperation and information shall include providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by Tax authorities and records concerning the ownership and Tax basis of property which any party, Fan Asylum, or its Subsidiaries or predecessors may possess. Shareholder or Purchaser (as applicable) shall make, and shall cause Fan Asylum to make its employees, accountants and other advisors available on a mutually convenient basis to provide explanations of any documents or information required to be provided hereunder. In response to requests made after the Closing, such persons or required documents and information, as the case may be, shall be made available or delivered, as applicable, to the requesting party within thirty (30) days after a party's receipt of any written request therefor. The requesting party shall pay or reimburse the direct out-of-pocket expenses of the other party (excluding compensation for services of a party or an Affiliate or their employees) reasonably incurred in providing assistance in response to such request.

                  (e) The Shareholder shall deliver to Purchaser, on or before the Closing Date, an affidavit of Shareholder, sworn to under penalty of perjury, setting forth the Shareholder's name, address and federal tax identification number and stating that Shareholder is not a "foreign person" within the meaning of Section 1445 of the Code. If, on or before the Closing Date, Purchaser shall not have received such affidavit in a form satisfactory to Purchaser, Purchaser may withhold from the purchase price payable at Closing to Shareholder pursuant hereto such sums as are required to be withheld therefrom under Section 1445 of the Code.

         5.02 Conditions. Shareholder shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in ARTICLE VI to be satisfied.

         5.03 Waiver and Release by Shareholder. Effective as of the Closing, Shareholder, for itself and for each of its Affiliates, successors, assigns, beneficiaries insurers, indemnitors, trustees, agents, and representatives (collectively, the "Releasing Parties"), hereby releases and forever discharges Fan Asylum and each of its Subsidiaries, and each of their respective officers, directors, shareholders, Affiliates existing prior to Closing, predecessors, successors, assigns, insurers, indemnitors, attorneys, employees, agents and representatives (collectively, the "Released Parties"), of and from any and all past, present and future claims, demands, liabilities, judgments, and causes of action, at law or in equity, known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or not accrued, which any of the Releasing Parties (either individually or jointly) ever had, presently has, might have in the future, claim to have, or claim to have had against any of the Released Parties arising out of, touching upon, relating to, or in any manner connected with (i) the Shares, or (ii) Fan Asylum or its Subsidiaries or the operation and conduct of the business of Fan Asylum and its Subsidiaries prior to and including the Closing Date.

         5.04 Put Right. Shareholder shall have the one-time right, during the Put Period, to "put" all or a portion of the Initial Shares (as adjusted) to Purchaser for a cash payment calculated as follows but in no event exceeding Two Million Dollars ($2,000,000.00) minus the value of the Purchase Price Shares delivered to the Purchaser in connection with the Purchase Adjustment (the "MAXIMUM PUT AMOUNT"). The per share price of the Initial Shares shall be the greater of (a) the average closing share price for Purchaser's common stock for the five (5) business days prior to the notice of exercise of the "put" or (b) the per share price for Purchaser's common stock on the Pre-Closing Date (the "PUT PRICE"). The "put" right shall only be exercisable by written notice (the "PUT NOTICE") from Shareholder and received by Purchaser during the period beginning January 2, 2001 and ending on January 31, 2001 (the "PUT PERIOD"). The closing of the put shall take place at the executive offices of Purchaser on the thirtieth day (or the next business day if the thirtieth day falls on a Saturday, Sunday or national holiday) following the date Purchaser received the Put Notice from Shareholder. The Put Price shall be secured by an irrevocable stand-by letter of credit in form substantially similar to EXHIBIT H or as otherwise agreed to by Purchaser and Shareholder (the "LETTER OF CREDIT") (issuing bank to be reasonably satisfactory to Shareholder), effective from the Closing Date through the earlier of: (1) payment of the Put Price to Shareholder or (2) the end of the Put Period. The Letter of Credit shall be delivered to Shareholder at Closing. Purchaser shall have the right from time to time following Closing to replace the Letter of Credit with a substantially similar letter of credit from a financial institution reasonably acceptable to Shareholder.

         5.05 Lock-up and Reset. In addition to other restrictions imposed by law and the restrictions and rights set forth in the Escrow Agreement, the Purchase Price Shares shall be subject to lock-up and restricted as follows: none of the Purchase Price Shares shall be sold on any public market for two hundred seventy (270) days following the Closing Date and after such two hundred seventy (270) day period following the Closing Date, no more than twenty-five percent (25%) of the Purchase Price Shares may be sold during any two hundred seventy (270) day period until three (3) years after the Closing Date. Until, following the Closing Date, the Common Stock has for twenty (20) consecutive trading days obtained an average closing sale price of $3.50 per share as disclosed by the Nasdaq Stock Market, certain of the Earn Out Shares may be subject to the reset provisions set forth in the remainder of this Section: on the nine month anniversary of the Closing Date, and at the next consecutive three nine month intervals thereafter (a "RESET DATE"), if the Common Stock has not had an average closing sale price of $2.50 per share or greater as disclosed by the Nasdaq Stock Market for the prior five business days prior to such Reset Date (such actual five day average per share price shall be referred to as the "FIVE DAY PER SHARE AVERAGE PRICE"), then the Earn Out Shares being released, if any, (the "RELEASED SHARES") from escrow to Shareholder by the Escrow Agent on the Reset Date pursuant to the terms of the Escrow Agreement (and not previously the subject of a reset calculation and not previously sold) shall be supplemented with such additional shares having a value equal to the following formula (the "RESET VALUE"): (number of Released Shares times $2.50) minus (number of Released Shares times the Five Day Per Share Average Price). Notwithstanding the foregoing, Purchaser shall have the right to pay the Reset Value in cash.

         5.06 Strategic Artists Incentive Plan. Purchaser has established a Strategic Artists Incentive Plan (the "PLAN") and reserved for issuance under the Plan four million shares of Purchaser's Common Stock (the "ARTISTS SHARES"). Within ten (10) days following Closing, Shareholder will be appointed Chairman of the three member Artist Incentive Plan Committee which will permit him to grant options to purchase the Artists Shares from time to time to any of the Artists set forth on EXHIBIT G for the purpose of signing Artists to contracts as contemplated in the Escrow Agreement; provided, however, that Shareholder shall only have individual authority to grant options under the Plan that (i) cover up to 10% of the Artist Shares for any one Artist, (ii) have an exercise price at least equal to the fair market value of the Common Stock on the date of grant of the option following the issuance of options under the Plan having an exercise price with an aggregate discount from the fair market value of the Common Stock on the date of grant of such option of One Million Dollars ($1,000,000) and (iii) have an option term no greater than six months. For any other options under the Plan, the three member Artist Incentive Plan Committee, which shall initially consist of Shareholder, Stephen King and a current member of Purchaser's Board of Directors, shall have final approval of any such option grant. Prior to the expiration of the one year period following Closing during which Shareholder can vest in the Earn Out Shares pursuant to the terms of the Escrow Agreement, in the event that (a) Shareholder has granted options to purchase all of the Artists Shares (4,000,000 shares) to Artists, (b) Shareholder has caused Fan Asylum to execute an Artist Agreement (as defined in the Escrow Agreement) with fifteen or more Artists, and (c) the aggregate value of the Artists Shares is less than Ten Million Dollars

($10,000,000) (the value of each Artist Share being equal to the closing price as listed on the Nasdaq Stock Market on the date of grant of an option to purchase such share), then either (1) Purchaser shall increase the number of shares of its Common Stock available under the Plan (or implement a new plan) such that the value of such additional shares of Common Stock on the date of the increase in share number is equal to the value of Ten Million Dollars ($10,000,000) minus the aggregate value of the Artists Shares computed pursuant to subparagraph (c) above (the "SHARE VALUE SHORTFALL"), OR (2) the remaining Unvested Earn Out Shares (as defined in the Escrow Agreement) shall become Vested Earn Out Shares (as defined in the Escrow Agreement). Notwithstanding the foregoing, Purchaser shall have the right to elect a combination of the two foregoing options such that the same percentage of the remaining Unvested Earn Out Shares shall become Vested Earn Out Shares as the corresponding percentage of the Share Value Shortfall being made up in additional shares. The obligations of Purchaser set forth in this Section 5.06 are subject to all applicable laws and regulations and approvals required thereby. All of Shareholder's rights and Purchaser's obligations pursuant to this Section 5.06 shall terminate on the one-year anniversary of the Closing Date.

         5.07 Working Capital. Purchaser shall provide Fan Asylum working capital of One Million Dollars ($1,000,000) (of which $300,000 has already been provided) (the "WORKING CAPITAL") for the conduct of Fan Asylum activities over the one year period following the Closing Date. Said amount shall be paid as follows: $100,000 shall be paid on the Closing Date and $200,000 shall be paid on July 1, August 1 and September 1, 2000. For the four year period following Closing, subject to annual budgets approved by Purchaser's Board of Directors in its sole discretion (which shall be based upon such factors as Fan Asylum's business plan and Fan Asylum's demonstrated need), Purchaser shall guarantee up to One Million Dollars per year in working capital for the conduct of Fan Asylum activities. Purchaser shall grant to Shareholder a security interest in three hundred (300) of the one thousand (1,000) Shares securing only Purchaser's obligations to contribute the Working Capital set forth in this Section 5.07 pursuant to the Pledge Agreement attached hereto as EXHIBIT J to be executed by the parties within five days of Closing, which security interest will automatically expire upon Purchaser fulfilling its obligations set forth in this
Section 5.07.

         5.08 Employees. Shareholder shall determine which employees of Fan Asylum will be entitled to receive an agreed upon number of the Earn Out Shares on the Closing Date which shares shall vest over a period of three years and contain such other terms acceptable to Purchaser and shall be subject to the terms of the Escrow Agreement.

         5.09 Board of Directors. From the Closing Date through the expiration of the Put Period, the Board of Directors of Fan Asylum shall consist of five members, of which two members shall be chosen by Shareholder and three members shall be chosen by Purchaser. The initial five members are Shareholder, Lee Stein, Roger Metzler, Gary Schneider and Jesse Berst. Following the expiration of the Put Period, Purchaser shall control all aspects of the Fan Asylum Board of Directors, including but not limited to the total number of directors and the individual members comprising the Board of Directors.

                                   ARTICLE VI

                     Conditions to Obligations of Purchaser

         The obligations of Purchaser to effect the transactions contemplated hereby shall be, at the option of Purchaser, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions:

         6.01 Representations and Warranties. The representations and warranties of Shareholder contained in this Agreement, the Other Agreements, the Schedules hereto and any other agreement contemplated herein or hereby shall be true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date with the same force and effect as though made on the Closing Date, except for: (i) changes specifically contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect (without regard to any materiality limitations contained in any such representation or warranty), or a material adverse effect upon the consummation of the transactions contemplated hereby; and Shareholder shall have delivered to Purchaser a certificate to such effect signed by Shareholder.

         6.02 Performance of Shareholder and Fan Asylum. Each of the obligations of Shareholder and Fan Asylum to be performed by any of them on or before the Closing Date pursuant to the terms of this Agreement, including but not limited to those set forth in Article V, shall have been duly performed on or before the Closing Date; and Shareholder shall have delivered to Purchaser a certificate to such effect signed by Shareholder.

         6.03 Opinions of Shareholder's Counsel. Purchaser shall have been furnished at the Closing with an opinion of McQuaid, Metzler, Bedford & Van Zandt, L.L.P., counsel to Fan Asylum and Shareholder, dated the Closing Date, addressed to Purchaser in a form of EXHIBIT B.

         6.04 No Adverse Change. There shall not have occurred between the date hereof and the Closing Date any material adverse changes in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or business of Fan Asylum or its Subsidiaries or the Shares.

         6.05 Consents. The Shareholder shall have obtained or, to the satisfaction of Purchaser obviated the need to obtain, all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement, the Other Agreements and the transactions contemplated hereby. Purchaser shall have obtained all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement, the Other Agreements and the transactions contemplated hereby.

         6.06 Tax Certifications. Shareholder shall have furnished Purchaser a non-foreign person affidavit as defined in Section 1445(b)(2) of the Code.

         6.07 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened by, any entity or person seeking to (i) restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated hereby; (ii) impose any material limitation upon the ability of Purchaser to own, hold or vote the interest or operate, manage or conduct the business of Fan Asylum or its Subsidiaries or the business of Purchaser or its Affiliates; or (iii) cause the divestiture, or the holding separate, of any material portion of the business, of Fan Asylum or its Subsidiaries from Purchaser or any of its Affiliates.

         6.08 No Injunction. No preliminary or permanent injunction issued by any court to restrain or prohibit consummation of this Agreement shall be in effect.

         6.09 Loss. There shall have been no damage, destruction or loss of or to any property or properties owned or used by Fan Asylum or its Subsidiaries, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a Material Adverse Effect.

         6.10 Deliveries. On the Closing Date, Shareholder shall have delivered to Purchaser all of the following:

         certificates referred to in Section 6.01 and 6.02;

                  (a) copies of the third party and governmental consents and approvals referred to in Section 6.05 above;

                  (b) the stock certificates issued to Shareholder representing the Shares, duly endorsed for transfer or accompanied by a duly executed stock power, with requisite stock transfer stamps, if any, attached;

                  (c) Fan Asylum's and its Subsidiaries' minute books, stock transfer records, corporate seal and other materials related to Fan Asylum's and its Subsidiaries' corporate administration;

                  (d) resignations (effective as of the Closing Date) from such of Fan Asylum's and its Subsidiaries' officers and members of Fan Asylum's and its Subsidiaries' Board of Directors as Purchaser shall have requested prior to the Closing Date;


                  (e) Certificates of Good Standing dated as of a recent date from the Secretary(ies) of State of the State(s) of incorporation of Fan Asylum and its Subsidiaries evidencing the good standing of Fan Asylum and its Subsidiaries in each such jurisdiction, as well as Certificates of Good Standing or Certificates of Authority from each jurisdiction in which Fan Asylum or its Subsidiaries is authorized to do business as a foreign corporation;

                  (f) A certificate in form reasonably acceptable to Purchaser from the Chief Financial Officer of Fan Asylum certifying that the Interim Financial Statements and the Closing Balance Sheet are in compliance with Section 4.02; and

                  (g) such other certificates, documents and instruments as Purchaser reasonably requests related to the transactions contemplated hereby.

         6.11 Searches. Purchaser shall have received, as of a date no more than five (5) days prior to the Closing Date, Uniform Commercial Code Searches against Fan Asylum and its Subsidiaries from the Secretary of State of California and from such other states, countries and/or counties as Purchaser shall reasonably request, together with tax lien and judgment lien searches, in each case certified by a reporting service reasonably satisfactory to Purchaser, and disclosing no liens or security interests against the assets of Fan Asylum or its Subsidiaries or Shares.

         6.12 Employment Agreements. Purchaser shall have received signed copies of Employment Agreements between Purchaser and each of the Employees of Fan Asylum set forth in SCHEDULE 6.12 in form acceptable to Purchaser in its sole discretion.

         6.13 Shareholder Employment Agreement. Purchaser shall have received a signed copy of the Employment Agreement between Purchaser and Shareholder in form set forth as EXHIBIT D.

         6.14 San Francisco Lease. Purchaser shall have received a signed copy of the Lease Agreement between Purchaser and Shareholder in form set forth as EXHIBIT E.

         6.15 Capital Event. On or prior to the Closing Date, Purchaser shall have raised $3,000,000 in new equity capital (a "CAPITAL EVENT") either through the exercise of existing warrants or through the sale of new shares of common stock or securities convertible into common stock (or any combination of them).

         6.16 Due Diligence. Purchaser shall not have discovered on or prior to the Closing Date, any fact or condition in the performance of its due diligence which Purchaser believes, in its sole discretion, effects the amount, composition, quality or prospects of the Purchase Price Shares or the business of Fan Asylum.


                                   ARTICLE VII

                    Conditions to Obligations of Shareholder

         The obligations of Shareholder to effect the transactions contemplated hereby shall be, at the option of Shareholder, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions, any one or more of which may be waived by Shareholder:

         7.01 Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement and the Schedules hereto shall be true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date with the same force and effect as though made on the Closing Date, except for (i) changes specifically contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Purchaser or upon the consummation of the transactions contemplated hereby; and Purchaser shall have delivered to Shareholder a certificate to such effect signed by an executive officer of Purchaser.

         7.02 Performance of Covenants. Each of the obligations of Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and Purchaser shall have delivered to Shareholder a certificate to such effect.

         7.03 Opinion of Purchaser's Counsel. The Shareholder shall have been furnished with an opinion of Purchaser's legal counsel dated the Closing Date, addressed to Shareholder in the form of EXHIBIT C.

         7.04 No Injunction. No preliminary or permanent injunction issued by any court to restrain or prohibit consummation of this Agreement shall be in effect.

         7.05 Legal Action or Proceedings. No legal action or proceeding shall have been instituted or threatened by any entity or person other than Shareholder, Fan Asylum, its Subsidiaries or an entity Affiliated with any of them seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated hereby.

         7.06 Registration Rights Agreement. Shareholder shall have received a signed copy of the Registration Rights Agreement between Purchaser and Shareholder in form set forth as EXHIBIT F.


                                  ARTICLE VIII

                             Covenant Not To Compete

         8.01 Noncompetition. Shareholder acknowledges and agrees that the business of Fan Asylum and its Subsidiaries is conducted throughout the United States (the "TERRITORY"). In consideration of the purchase of the Shares, Shareholder agrees that Shareholder will not, without the prior written consent of Purchaser (which Purchaser may withhold with or without reason) for the period commencing on the Closing Date and ending five (5) years from such date (the "NONCOMPETE PERIOD"), engage or be interested, directly or indirectly, whether alone or together with or on behalf of or through any other person, firm, association, trust, venture or corporation whether as partner, shareholder, agent, officer, director, employee, technical adviser, lender, trustee, or otherwise, in any phase of the "RESTRICTED BUSINESS" (as defined herein) in the Territory; provided, however, that a Shareholder shall be permitted to own equity interests of not more than one percent (1%) of the outstanding stock of any company whose shares are traded on a national securities exchange.

         8.02 Nonsolicitation. For the five (5) year period following the Closing Date (the "NONSOLICITATION TIME PERIOD"), Shareholder agrees that Shareholder will not, individually or on behalf of or through any other person or entity (i) employ, solicit for employment, or otherwise interfere with the employment relationship of any person who has been an employee, of Fan Asylum, its Subsidiaries or Purchaser at any time within the six month period prior to the Closing Date or during the term of the Nonsolicitation Period, or (ii) solicit, contact, contract with or otherwise have a relationship with any then current or past ("past" shall mean the period beginning three (3) years prior to the Closing Date and ending at the expiration of the Nonsolicitation Time Period) customer or client of Fan Asylum or Purchaser (including but not limited to artists and performers).

         8.03 Restricted Business. The term "RESTRICTED BUSINESS" means (i) the business of Fan Asylum as conducted over the three (3) year period prior to the Closing Date and as conducted by Fan Asylum for the five year period following Closing and any business competitive or complimentary therewith.

         8.04 Engage or Be Interested, Directly or Indirectly. The term "ENGAGE OR BE INTERESTED, DIRECTLY OR INDIRECTLY" as used herein, includes, but shall not be limited to, giving advice or technical or financial assistance, by loan, guarantees, stock transactions or in any other manner to any person, firm, association, trust, venture or corporation doing or proposing to undertake such "Restricted Business" in the Territory.

         8.05 Injunctive Relief. In the event that any portion of this Article VIII is considered by a court of competent jurisdiction to be excessive in its duration, scope or in the area to which it applies, it shall be considered modified and valid for such scope, duration and for such area as said court may determine reasonable under the circumstances. In recognition of the irreparable harm that a violation of said covenant would cause to Purchaser, Shareholder agrees that Purchaser shall have the right to enforce this agreement by specific remedies, which shall include, among other things, temporary restraining orders and temporary and permanent injunctions. In the event of any such violation, Shareholder agrees to be liable for and pay the reasonable attorneys' fees incurred by Purchaser in pursuing any of its rights with respect to such violation or violations by Shareholder in addition to the actual damages sustained by Purchaser as a result thereof.

         8.06 Extension for Breach. The duration of the Noncompete Period and the Nonsolicitation Time Period with respect to Shareholder shall be extended beyond the time period set forth herein for a period equal to the duration of any breach or default of either such covenant by Shareholder.

         8.07 Confidential Information. Shareholder acknowledges that Shareholder has possession of, and will or may have access to and become informed of, Confidential Information. As used herein, "CONFIDENTIAL INFORMATION" shall mean information that is proprietary to Fan Asylum or its Subsidiaries or the Restricted Business or proprietary to others and made available on a confidential basis to Fan Asylum or its Subsidiaries, whether or not trade secrets, and such information as acquired from Fan Asylum or its Subsidiaries hereunder. Confidential Information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted by Fan Asylum or its Subsidiaries and to their past, current or anticipated businesses including without limitation the Restricted Business. Confidential Information also includes, without limitation, customer lists and information concerning purchasing, accounting, marketing, selling, products and services of Fan Asylum and its Subsidiaries. Shareholder agrees that Shareholder will keep all Confidential Information in strict confidence and to never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information. Confidential Information shall not include information that (i) is shown to be or to have been generally known to others engaged in the same trade or business as Fan Asylum or its Subsidiaries, (ii) is or becomes public knowledge through no act or omission by Shareholder, Fan Asylum or its Subsidiaries or any of their directors, officers, employees, professional advisors or other representatives, or (iii) is disclosed to Shareholder, Fan Asylum or its Subsidiaries by a third party owing no duty of confidentiality to Purchaser, Fan Asylum or its Subsidiaries.

         8.08 Public Statements. During the Noncompete Period, none of the parties hereto shall make any statement or other communication that impugns or attacks the reputation or character of the other party, Fan Asylum, its Subsidiaries or their respective Affiliates or directors, officers or employees, or damages the goodwill of any other party, Fan Asylum, its Subsidiaries or their respective Affiliates, take any action that would interfere with any contractual or customer relationships of any other party, Fan Asylum, its Subsidiaries or their respective Affiliates, including but not limited to any action that would result in a diminution of business, or otherwise take any action that is detrimental to the best interests of any other party, Fan Asylum, its Subsidiaries or their respective Affiliates, excluding legal action by a party under this Agreement and/or any agreement contemplated herein or hereby.

         8.09 Bankruptcy and Termination without Cause. If Purchaser has availed itself of, or been subjected to by any third party which has not been dismissed within ninety (90) days of filing, a proceeding in a liquidating bankruptcy in which Purchaser is the named debtor, then Sections 8.01 and 8.02 shall not apply. In the event that Section 8 of Shareholder's Employment Agreement attached hereto as Exhibit D is deemed null and void as a result of a "Termination without Cause" as defined in the Employment Agreement, Sections
8.01 and 8.02 shall not apply.

                                   ARTICLE IX

                                 Indemnification

         9.01 Indemnification by Shareholder.

                  (a) Generally. Shareholder shall indemnify, defend and hold harmless Fan Asylum, its Subsidiaries and Purchaser, and their directors, officers, employees, agents, consultants, representatives, successors, transferees and assigns (individually a "PURCHASER INDEMNIFIED PARTY"; and collectively the "PURCHASER'S INDEMNIFIED PARTIES"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all demands, claims, losses, Taxes, damages, judgments, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense), whether or not involving a third-party claim (collectively, "LOSSES") incurred or suffered by any of the Purchaser's Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

                           (i) any breach of any representation or warranty made by Shareholder in this Agreement or the Other Agreements;

                           (ii) the breach of any covenant, agreement or obligation of Shareholder contained in this Agreement or the Other Agreements;

                           (iii) any misrepresentation or omission contained in this Agreement, the Other Agreements, any statement or certificate furnished by Shareholder pursuant to this Agreement, the Other Agreements or in connection with the transactions contemplated by this Agreement or the Other Agreements;

                           (iv)    (A) operation of Fan Asylum's, its
                  Subsidiaries' or a Predecessor's respective businesses, prior to the Closing, (B) ownership or control of the Leased Property, or the assets of Fan Asylum, its Subsidiaries or a Predecessor prior to the Closing Date, or (C) incidents, occurrences or omissions prior to the Closing related to Fan Asylum, its Subsidiaries or a Predecessor.

                  (b) Deductible and Limitation Amount. No claim for indemnification under Sections 9.01 or 9.03 shall be made by a Purchaser Indemnified Party unless and until the aggregate amount of such Losses by all Purchaser's Indemnified Parties shall exceed Sixty-two Thousand Five Hundred Dollars ($62,500) (the "THRESHOLD AMOUNT") and in such event the Purchaser's Indemnified Parties shall be entitled to indemnification for all amounts in excess of the Threshold Amount.

                  (c) Limitation on Indemnification. The right to indemnification under Sections 9.01 or 9.03 shall terminate on the second (2nd) anniversary of the Closing Date, except that for any pending claim for indemnity hereunder which shall have been made prior to such termination date, the right to indemnity shall have no limit as to time and such claim shall not terminate until the final determination and satisfaction of such claim.

                  (d) Exceptions to Limitations. Notwithstanding any provision to the contrary contained in this Agreement, including but not limited to Sections 9.01(b) and (c), and there shall be no limitations (including but not limited to dollar amount or duration of time) or deductible on any of Shareholder's obligation to indemnify the Purchaser's Indemnified Parties under this Article IX for any of the following: (i) any breach of any representation or warranty of Shareholder contained in Article III or IV, (ii) any breach of any agreement or obligation of Shareholder in Article VIII, (iii) fraud or intentional or willful misrepresentation or intentional or willful breach of this Agreement or the Other Agreements, or (iv) any action related to the Purchase Adjustment or Taxes.

                  (e) Third-Party Claims.

                           (i) Procedures. In the event any demands or claims are asserted against a Purchaser Indemnified Party or any actions, suits or proceedings are commenced against a Purchaser Indemnified Party for which Shareholder is obligated to indemnify a Purchaser Indemnified Party under this Section 9.01, then the Purchaser Indemnified Party shall give prompt notice thereof to Shareholder, with a copy to the Escrow Agent, in order to permit

                  Shareholder the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Shareholder's interests are not materially prejudiced. Within thirty (30) calendar days after such notice, Shareholder shall assume the defense thereof by written notice to the Purchaser Indemnified Party with counsel chosen by Shareholder and reasonably acceptable to the Purchaser Indemnified Party. The Shareholder shall not be liable for any costs or expenses incurred by a Purchaser Indemnified Party in connection with any demand, claim, action, suit or proceeding for which Shareholder is obligated to indemnify the Purchaser Indemnified Party under this
                  Section 9.01, provided that the Shareholder Representative shall have assumed the defense thereof in accordance with this
                  Section 9.01. The Purchaser Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If Shareholder does not assumes the defense of any such claim or litigation resulting therefrom in a timely fashion, (a) a Purchaser Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, at Shareholder's expense, including, but not limited to, settling such claim or litigation, after giving notice of the same to Shareholder, on such terms as such Purchaser Indemnified Party may deem appropriate, and (b) Shareholder shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense.

                           (ii) Settlement and Compromise. The Shareholder shall not settle or compromise any demands, claims, actions, suits or proceedings for which a Purchaser Indemnified Party has sought indemnification from Shareholder unless he shall have given the Purchaser Indemnified Party not less than 15 days prior written notice of the proposed settlement or compromise and afforded the Purchaser Indemnified Party an opportunity to consult with Shareholder regarding the proposed settlement or compromise. Such notice shall contain a copy of all documents related to the proposed settlement or compromise.

                           (iii) Special Claims. Notwithstanding Sections 9.01(e)(i) and 9.01(e)(ii), the following claims will be subject to the provisions of this Section 9.01(e)(iii): any claims which Purchaser determines in its reasonable discretion would likely have a significant effect on the ongoing business, operations, or condition (financial or otherwise) of Purchaser, Fan Asylum or its Subsidiaries, including but not limited to (a) government regulation on an ongoing basis, including employment matters, working conditions and environmental matters, (b) relations with major suppliers and customers, (c) product liability claims and (d) injunctive or other equitable relief (collectively the "SPECIAL CLAIMS"). No Special Claim shall be settled without Purchaser's prior written consent, which consent shall not be unreasonably withheld. Such consent shall not be deemed to be unreasonably withheld if such settlement would have a Material Adverse Effect on Purchaser's ongoing business. In the event that Purchaser does withhold such consent, Purchaser shall have the obligation to assume the defense thereof at its own cost from that point forward and shall be obligated to pay any judgment over the amount set forth in such settlement that Purchaser rejected.

                  (f) Independent Claims. In the event that a Purchaser Indemnified Party believes it is entitled to indemnification under this
         Section 9.01 by Shareholder which does not involve a third-party as contemplated by Section 9.01(e) above, then such Purchaser Indemnified Party shall give prompt notice thereof to Shareholder, with a copy to the Escrow Agent, in order to permit Shareholder time to evaluate the merits of such demand. If the Escrow Agent has not received written notice of an objection to the payment of such amounts from Shareholder ("copy of which shall be sent by Shareholder to each Purchaser Indemnified Party disclosed on the original notice) within thirty (30) calendar days after receipt of the Purchaser Indemnified Party's notice, then Shareholder shall be obligated to promptly pay and shall pay such amounts to such Purchaser Indemnified Party or Parties. If Shareholder objects to such indemnification demand within the 30 day period set forth herein, such dispute shall be settled pursuant to Section 9.04 of this Agreement.

                  (g) Manner of Indemnification. All indemnification by Shareholder shall first be effected by the delivery of first the Initial Shares, then the Earn-Out Shares from the Escrow Agent pursuant to the terms of the Escrow Agreement within ten (10) days of the resolution of any such claim. Any and all indemnification payments shall be deemed an adjustment to the Purchase Price. The Initial Shares and the Earn Out Shares shall have the value as set forth on the Closing Date. To the extent Shareholder's obligations under this
         Section 9.01 are greater that the value of the Earn Out Shares and the Initial Shares, the indemnification by Shareholder shall be effected by the payment of cash or delivery of a certified check.

                  (h) Non-Waiver. Failure of the Purchaser Indemnified Parties to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect any of Shareholder's obligations with respect thereto except to the extent that Shareholder can demonstrate actual loss and prejudice as a result of such failure.

                  (i) Taxes. To the extent a Purchaser Indemnified Party incurs a Loss related to Taxes, indemnification is not governed by this
         Section 9.01, but instead is governed by Section 9.03.

         9.02 Indemnification by Purchaser.

                  (a) Generally. Purchaser shall indemnify, defend and hold harmless Shareholder (individually a "SP INDEMNIFIED PARTY"; and collectively the "SP INDEMNIFIED PARTIES"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all demands, claims, losses, damages, judgments, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) incurred or suffered by the SP Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

                           (i) any breach of any representation or warranty made by Purchaser in this Agreement or the Other Agreements;

                           (ii) the breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or the Other Agreements; and

                           (iii) any broker, finder or investment banker engaged by Purchaser.

                  (b) Deductible. No claim for indemnification under Sections
         9.02 or 9.03 shall be made by an SP Indemnified Party unless and until the aggregate amount of such claims by all SP Indemnified Parties shall exceed a deductible of Sixty-two Thousand Five Hundred Dollars ($62,500) (the "THRESHOLD AMOUNT") and such event the Purchaser's Indemnified Parties shall be entitled to indemnification for all amounts in excess of the Threshold Amount.

                  (c) Limitation on Indemnification. The right to indemnification under Sections 9.02 and 9.03 shall terminate on the second (2nd) anniversary hereof, except that for any pending claim for indemnity hereunder which shall have been made prior to such termination date, the right to indemnity shall have no limit as to time and such claim shall not terminate until the final determination and satisfaction of such claim.

                  (d) Exceptions to Limitations. Notwithstanding any provision to the contrary contained in this Agreement, including but not limited to Sections 9.02(b) and (c), there shall be no limitations (including but not limited to dollar amount and duration of time) or deductibles on any of the Purchasers' obligations to indemnify the SP Indemnified Parties under this Article IX for the Purchaser's fraud or intentional or willful misrepresentation or intentional or willful breach.

                  (e)   Third-Party Claims.

                           (i) Procedures. In the event any demands or claims are asserted against the SP Indemnified Parties or any actions, suits or proceedings are commenced against any SP Indemnified Party for which Purchaser is obligated to indemnify a SP Indemnified Party under this Section 9.02, then the SP Indemnified Party shall give prompt notice thereof to Purchaser in order to permit Purchaser the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Purchaser's interest is not materially prejudiced. Within 30 calendar days after such notice, Purchaser shall assume the defense thereof by written notice to Shareholder with counsel chosen by Purchaser and reasonably acceptable to the SP Indemnified Party. Purchaser shall not be liable for any costs or expenses incurred by the SP Indemnified Party in connection with any demand, claim, action, suit or proceeding for which Purchaser is obligated to indemnify the SP Indemnified Party under this Section 9.02, provided that Purchaser shall have assumed the defense thereof in accordance with this Section
                  9.02. The SP Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Purchaser does not assumes the defense of any such claim or litigation resulting therefrom in a timely fashion, (a) the SP Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Purchaser on such terms as the SP Indemnified Party may deem appropriate, and (b) Purchaser shall be entitled to participate in (but not control) the defense of such action, with their own counsel and at its own expense.

                           (ii) Settlement and Compromise. Purchaser shall not settle or compromise any demands, claims, actions, suits or proceedings for which the SP Indemnified Parties have sought indemnification from Purchaser unless it shall have given the SP Indemnified Parties not less than 15 days prior written notice of the proposed settlement or compromise and afforded the SP Indemnified Parties an opportunity to consult with Purchaser regarding the proposed settlement or compromise. Such notice shall contain a copy of all documents related to the proposed settlement or compromise.

                  (f) Independent Claims. In the event that an SP Indemnified Party believes it is entitled to indemnification under this Section
         9.02 by the Purchaser which does not involve a third-party as contemplated by Section 9.02(d) above, then such SP Indemnified Party shall give prompt notice thereof to the Purchaser in order to permit the Purchaser time to evaluate the merits of such demand. Within thirty
         (30) calendar days after such notice, the Purchaser shall pay such SP Indemnified Party or Parties such amounts demanded or object to such demand by delivering written notice thereof to Shareholder or to each SP Indemnified Party disclosed on the original notice. If the Purchaser objects to such demand within the 30 day period set forth herein, such dispute shall be settled pursuant to Section 9.04 of this Agreement.

                  (g) Manner of Indemnification. All indemnification by the Purchaser shall be effected by the payment of cash or delivery of a certified or official bank check within ten (10) days of the resolution of any such claim. Any and all indemnification payments shall be deemed an adjustment to the Purchase Price.

                  (h) Non-Waiver. Failure of the SP Indemnified Parties to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect any of the Purchaser's obligations with respect thereto except to the extent that the Purchaser can demonstrate actual loss and prejudice as a result of such failure.

                  (i) Taxes. To the extent an SP Indemnified Party incurs a Loss related to Taxes, indemnification is not governed by this Section 9.02, but instead is governed by Section 9.03.

         9.03 Tax Indemnifications.

                  (a) Indemnification of Purchaser Indemnified Parties. Shareholder shall indemnify and hold the Purchaser Indemnified Parties harmless from and against:

                           (i) all liability for Taxes of Fan Asylum and its Subsidiaries for the Pre-Closing Tax Period;

                           (ii) all liability (as a result of Treasury Regulation '1.1502-6(a) or otherwise) for Taxes for any Pre-Closing Tax Period of any corporation Affiliated at any time prior to the Closing with Fan Asylum or its Subsidiaries;

                           (iii) all liability for Taxes attributable to a breach of Section 4.13 or 5.01 or any other provision of this Agreement; and

                           (iv) all liability for professional fees including without limitation reasonable legal, accounting and expert witness fees and expenses, attributable or related to any item in clause (i), (ii) or (iii) above.

                  (b) Exclusion from Indemnification of Purchaser Indemnified Parties. Notwithstanding paragraph (a) of this Section 9.03, Shareholder shall not indemnify and hold harmless the Purchaser Indemnified Parties from the following:

                           (v) any liability for Taxes of Fan Asylum or its Shareholder to the extent such liability has been included in the final determination of the Audited Closing Balance Sheet and taken into account in the calculation of the Stockholder's Equity in determining a Payment Adjustment; or

                           (vi) any liability (net of any concurrent or future Tax benefit or refund resulting therefrom) for Taxes of Fan Asylum or its Subsidiaries for the Pre-Closing Tax Period attributable to any action taken after the Closing by Purchaser, any of its Affiliates, or any transferee of Purchaser or any of its Affiliates, including Fan Asylum and its Subsidiaries, other than any such action expressly required by applicable law or permitted by this

                  Agreement (a "PURCHASER TAX ACT"), or for any Taxes attributable to a breach by Purchaser of its obligations under this Agreement.

                  (j) Indemnification of SP Indemnified Parties. Purchaser shall, or shall cause Fan Asylum or its Subsidiaries to, indemnify the SP Indemnified Parties and hold them harmless from the following:

                           (i) all liability for Taxes of Fan Asylum and its Subsidiaries for any Taxable period after the Closing Date (other than Taxes for which indemnification of the Purchaser Indemnified Parties by Shareholder has been expressly provided under paragraph (a) of this Section 9.03);

                           (ii) all liability for Taxes of Fan Asylum and its Subsidiaries for the Pre-Closing Tax Period to the extent such liability has been included in the final determination of the Audited Closing Balance Sheet and taken into account in the calculation of the Stockholder's Equity in determining a Payment Adjustment.

                           (iii) all liability (net of any concurrent or future Tax benefit or refund resulting therefrom) for Taxes attributable to a Purchaser Tax Act or to a breach by Purchaser of its obligations under this Agreement; and

                           (iv) all liability for professional fees including without limitation reasonable legal, accounting and expert witness fees and expenses attributable or related to any item in clause (i), (ii) or (iii) above.

                  (k) Straddle Periods. In the case of any Taxable period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"):

                           (i) real, personal and intangible property Taxes ("PROPERTY TAXES") of Fan Asylum and its Subsidiaries for the Pre-Closing Tax Period (which may be subject to indemnification by Shareholder to the extent set forth in this
                  Section 9.03) shall be equal to the amount of such Property Taxes assessed against such property by the appropriate Taxing authority during the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

                           (ii) the Taxes of Fan Asylum and its Subsidiaries (other than Property Taxes) for the Pre-Closing Tax Period (which may be subject to indemnification by Shareholder to the extent set forth in this Section 9.03) shall be computed as if such Taxable period ended on the Closing Date.

                  (l) Procedures Relating to Indemnification of Tax Claims.

                           (i) If a claim shall be made by any Taxing authority, that, if successful, might result in an indemnity payment to a Purchaser Indemnified Party pursuant to this
                  Section 9.03, a Purchaser Indemnified Party shall promptly notify Shareholder in writing of such claim (a "TAX CLAIM"). If a Purchaser Indemnified Party has notice of a Tax Claim and if notice of such Tax Claim is not given to Shareholder within a sufficient period of time to allow Shareholder to effectively contest such Tax Claim, Shareholder shall not be liable to any

                  Purchaser Indemnified Party to the extent that Shareholder's position is actually prejudiced as a result thereof.

                           (ii) With respect to any Tax Claim (except to the extent otherwise provided in clause (iii) and (iv) of this
                  Section 9.03(e)), Shareholder may, at his election, control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel which is reasonably acceptable to Purchaser) and, without limiting the foregoing, may in his sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing authority with respect thereto, and may, in his sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax claim in any permissible manner. If Shareholder does not elect to control such proceedings, then Purchaser (or Fan Asylum or its affected Subsidiaries) shall control them, but shall not settle any issue without the consent of Shareholder, which consent shall not be unreasonably withheld or delayed.

                           (iii) The Shareholder may elect to participate with the Purchaser (or Fan Asylum or any affected Subsidiary) in the joint control of all proceedings taken in connection with any Tax Claim to the extent it relates to Taxes of Fan Asylum or its Subsidiaries for a Straddle Period. If Shareholder does not elect to participate in joint control of a proceeding, then Purchaser (or Fan Asylum or its affected Subsidiaries) shall control the proceedings, but shall not settle any issue without the consent of Shareholder, which consent shall not be unreasonably withheld or delayed.

                           (iv) The Shareholder may elect to participate with the Purchaser (or Fan Asylum or any affected Subsidiary) in the joint control of all proceedings taken in connection with any Tax Claim under clause (ii) of this paragraph if a Purchaser Indemnified Party may not be fully indemnified for such Tax Claim as a result of limitations contained in this
                  Article IX. If Shareholder does not elect to participate in joint control, then the Purchaser (or Fan Asylum or any affected Subsidiary) shall control the proceedings, but shall not settle any issue without the consent of Shareholder, which consent shall not be unreasonably withheld or delayed.

                           (v) In no case shall Purchaser, Fan Asylum or its Subsidiaries admit any liability with respect to, or settle, compromise or discharge, any Tax Claim without Shareholder's prior written consent, which consent shall not be unreasonably withheld or delayed. In no case shall Shareholder admit any liability with respect to, or settle, compromise or discharge, any Tax Claim relating to Taxes of Fan Asylum and its Subsidiaries for a Straddle Period without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  (m) Manner of Indemnification. All indemnification of Taxes by Shareholder shall be effected by the payment of cash or delivery of a certified or official bank check to the Purchaser within ten (10) days of resolution of any claim. All indemnification of Taxes by the Purchaser, Fan Asylum or any Subsidiary shall be effected by the payment of cash or delivery of a certified or official bank check to Shareholder within ten (10) days of the resolution of any claim.

                  (n) Tax Refunds. All refunds of Taxes (net of the present value (using the Applicable Federal Rate) of any future Tax liability associated with or resulting from such refund or the event or item giving rise to the refund or Tax) received by, or credited to the Tax liability of, Fan Asylum or its Subsidiaries, to the extent such refunds are of Taxes paid by Fan Asylum or its Subsidiaries for any Pre-Closing Tax Period or for the portion of any Straddle Period ending on the Closing Date, and, in either case, to the extent that the amount of such Tax refund was not included in the final determination of the Audited Closing Balance Sheet, shall be allocated among the parties as follows:

                           (i) if a claim is filed with the appropriate Taxing authority for such Tax refund prior to the third anniversary of the Closing Date, the Purchaser shall cause Fan Asylum to deliver such net tax refund to the Escrow Agent and such amount shall be credited and disbursed according to and made a part of the Third Anniversary Indemnity Amount; provided, however, if one or more Purchaser Indemnified Parties shall have made a claim for Losses against Shareholder under Article IX prior to the receipt by Fan Asylum or its Subsidiaries, as applicable, of the Tax refund and the Escrowed Shares was insufficient to cover such Losses, such refund shall be paid to such Purchaser Indemnified Parties on a pro rata basis if there has been more than one claim by Purchaser Indemnified Parties; and

                           (ii) if any such claim is filed after the third anniversary of the Closing Date, such Tax refund shall be retained by Fan Asylum.

                  (o) Limitations. Notwithstanding any provision to the contrary contained in this Agreement, including but not limited to Sections 9.01(b) and (c), there shall be no limitations (including but not limited to dollar amount or duration of time) or deductibles on any of Shareholder's obligation to indemnify the Purchaser's Indemnified Parties under this Article IX for any Losses arising out of, related to or in connection with any Tax.

         9.04 Survival of Representations and Warranties. All statements contained in this Agreement, the Other Agreements, the Schedules to this Agreement or in any certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of Shareholder and Purchaser contained herein and as provided in the preceding sentence shall forever survive the Closing Date.

         9.05 Waiver of Subrogation and Other Rights. Shareholder hereby agrees that if, following the Closing, any payment is made by or on behalf of Shareholder in respect of any Losses, Shareholder shall not have any rights against Fan Asylum or its Subsidiaries, whether by reason of subrogation or otherwise, in respect of any such payments, and shall not take any action against Fan Asylum or its Subsidiaries with respect thereto. Any such rights that Shareholder may, by operation of law or otherwise, have against Fan Asylum or its Subsidiaries effective at the time of the Closing, shall be deemed to be hereby expressly and knowingly waived.

                                    ARTICLE X

                                  Miscellaneous

         10.01 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission with telephone confirmation, or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed, three days after the date of mailing, as follows:

         If to Purchaser:      PopMail.com, inc.
                               1333 Corporate Drive, Suite 350
                               Irving, TX 75038
                               Attention: Stephen King, Chief Executive Officer
                               Telephone No.: (972) 550-5500
                               Facsimile No.: (972) 550-5581



         With a copy to:       Maslon Edelman Borman & Brand, LLP
                               3300 Norwest Center
                               90 South Seventh Street
                               Minneapolis, Minnesota  55402-4140
                               Attention: William Mower, Esq.
                               Telephone No.: (612) 672-8358
                               Facsimile No.: (612) 672-8397

         If to Shareholder:    Tim McQuaid
                               1250 Folsom Street
                               San Francisco, California 94103
                               Telephone No.: (415) 865-2727
                               Facsimile No.: (415) 865-2722


         With a copy to:       Roger J. Metzler
                               McQuaid, Metzler, Bedford & Van Zandt, L.L.P.
                               221 Main Street,  16th Floor
                               San Francisco, California 94105-1936
                               Telephone No.: (415) 905-0200
                               Facsimile No.: (415) 905-0202

     10.02 Knowledge. "KNOWLEDGE" means actual knowledge after reasonable investigation. Knowledge of Fan Asylum or its Subsidiaries shall include the knowledge of their directors, officers and the persons responsible within Fan Asylum and its Subsidiaries for the matters being referenced in the respective knowledge reference.

     10.03 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto, provided that Purchaser shall have the right to assign to one or more of its Affiliates any and all of its rights under this Agreement. This Agreement (a) shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and (b) is not intended to confer upon any other persons any rights or remedies hereunder.

     10.04 Dispute Resolution. All disputes arising under this Agreement shall be resolved by arbitration pursuant to the commercial rules of the American Arbitration Association ("AAA") then in effect before a single arbitrator. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least ten (10) years of corporate or commercial law experience from a law firm with at least 10 attorneys and at least an AV rating by Martindale Hubbell. A list of ten (10) potential arbitrators shall be obtained from the AAA. Each party to the dispute shall rank the potential arbitrators from one to ten with ten being the most desirable. The arbitrator who receives the most points shall be the arbitrator for such dispute. If there is a tie, a random drawing shall be held and the first arbitrator chosen shall be the arbitrator for such dispute. If a dispute arises from the period beginning on April 1 through September 30 of any given year, such dispute shall be arbitrated in Minneapolis, Minnesota and if such dispute arises during the period beginning on October 1 through March 31 of any year, such dispute shall be arbitrated in San Francisco, California. The award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

          (a) Each party shall have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery shall be commenced and concluded within ninety (90) days of the selection of the arbitrator.

          (b) It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section shall not be a basis for challenging the award.

          (c) The arbitrator shall instruct the non-prevailing parties to pay and the non-prevailing party shall pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing parties. If the arbitrator determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

          (d) Nothing contained herein shall bar any party hereto from seeking equitable relief in a court of competent jurisdiction.

     10.05 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Minnesota.

     10.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     10.07 Publicity. Except as otherwise required by law or rules of any applicable stock exchange, Shareholder and Purchaser agree that prior to issuing any press releases and other announcements, whether written or oral, to be made by any of them with respect to the transactions contemplated hereby, such releasing party shall provide written notice to and consult with the other parties hereto (either Shareholder or the Purchaser, as the case may be) prior to such release.

     10.08 Complete Agreement. This Agreement, the Other Agreements, the exhibits hereto, the Schedules hereto delivered pursuant to this Agreement, and all Other Agreements contemplated herein or hereby contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings, including but not limited to the letter of intent between certain of the parties.

     10.09 Modifications, Amendments and Waivers. At any time prior to the Closing Date or termination of this Agreement, Purchaser and Shareholder may, by mutual written agreement:

          (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

          (b) waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or in the Schedules hereto or any other document delivered pursuant to this Agreement;

          (c) waive compliance with any of the covenants or agreements of the other parties contained in this Agreement; and

          (d) modify any term hereof.

     10.10 Severability. If any provision or portion thereof of this Agreement is held to be illegal, invalid or unenforceable under any present or future law in any jurisdiction, (a) such provision or portion thereof will be fully severable in such jurisdiction, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision or portion thereof had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or portion thereof or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision or portion thereof, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to the maximum extent allowable by law.

     10.11 Setoff. If Shareholder or Fan Asylum fails to pay any amounts it or they owe Purchaser or any entity related to Purchaser in any manner ("Setoff Party") pursuant to this Agreement, the Other Agreements, or any other agreement (oral or written) between any of such parties, Purchaser shall have the right to offset such amounts which have not been paid against all amounts which are owed by Purchaser or a Setoff Party to Shareholder or Fan Asylum pursuant to any and all obligations. If Purchaser fails to pay any amount it owes to Shareholder pursuant to this Agreement, the Other Agreements, or any other agreement between Purchaser and Shareholder, Shareholder shall have the right to offset such amounts which have not been paid against all amounts which are owed by Shareholder to Purchaser pursuant to any and all obligations.

     10.12 Payment of Expenses. Except as specifically provided for herein, each of the parties hereto will pay all fees and expenses (including, without limitation, brokerage, investment banking, environmental consulting and accounting fees, as well as legal fees and expenses) incurred by them in connection with the transactions contemplated hereunder. All sales or transfer taxes arising out of the conveyance of the Shares shall be borne by Shareholder.

     10.13 Further Assurances. If, at any time after the Closing Date, any party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in Purchaser title to the Shares, or to consummate any of the transactions contemplated by this Agreement, the appropriate other party(ies) shall, upon request, promptly execute and deliver all such proper deeds, assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title to the Shares in Purchaser and to otherwise carry out the purpose of this Agreement.



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
     10.14 Facsimile Execution. This Agreement may be executed by one or more of the parties by facsimile transmitted signature and all parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproductions were executed originals.

     10.15 Interpretation. All references herein to Articles and Sections refer to Articles and Sections of this Agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this Agreement. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require. The parties acknowledge that this Agreement and the other agreements contemplated hereby were mutually drafted by both parties and that the interpretation thereof will not prejudice any one party due to control of the Agreement.

     10.16 Negotiations. Until all parties have fully executed this Agreement, this Agreement constitutes nonbinding negotiations between the parties hereto and no rights shall arise hereunder.

     10.17 Jurisdiction and Venue. Subject to Section 10.04, the parties hereto hereby consent to the exclusive jurisdiction of any state or federal court situated in Hennepin County, Minnesota and waive any objection based on forum non conveniens, with regard to any actions, claims, disputes or proceedings related to this Agreement or the Other Agreements, the sale of Shares, any other document related hereto, or any transactions contemplated hereby, or enforcement and/or interpretation of any of the foregoing.










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
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.


     POPMAIL.COM, INC.


     By:      s/ Mark D. Dacko
              -----------------------------------
     Name:    Mark D. Dacko
              -----------------------------------
     Title:   President
              -----------------------------------


     FAN ASYLUM, INC.


     By:      s/ Tim McQuaid
              -----------------------------------
     Name:    Tim McQuaid
              -----------------------------------
     Title:   President
              -----------------------------------


     SHAREHOLDER:



     s/ Tim McQuaid
     --------------------------------------------
     Tim McQuaid















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
                                  SCHEDULE 5.01
                                  SUBSIDIARIES



         FAN ASYLUM JAPAN LTD., a Japanese corporation

         FAN ASYLUM EUROPE LIMITED, a British corporation























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
                                                                       EXHIBIT G

                                     ARTISTS

AEROSMITH
EAGLES
MELISSA ETHERIDGE
NSYNC
BACK STREET BOYS
PEARL JAM
WHITNEY HOUSTON
TLC
MATCHBOX 20
SHERYL CROW
ENRIQUE IGLESIAS
CORN
SANTANA
DAVE MATTHEWS
GRATEFUL DEAD
JENNIFER LOPEZ
GOO GOO DOLLS
GEORGE MICHAEL
LENNY KRAVITZ
BRIAN MCKNIGHT
BIIM
JOHN MELLENCAMP
B U S H
SEAL
LIMP BISKIT
HANSON
MAVERICKS
LUCINDA WILLIAMS
USHER
BRANDY
PAULA COLE
MEGADETH
JOURNEY
SLASH
MAXWELL
JORDAN KNIGHT
DEBRA COX
BROWNSTONE
MARC NELSON
SHANE MINOR
JOEY MACINTIRE
MYA
A TEENS
BILLY CRAWFORD
RUFUS WAINWRIGHT
BREE SHARP
BANGLES
SHANUON TWEED
DEON RICHMOND
MERLIN SANTANA

Or other Artists of equal status of those listed above.


                                       55